                                                               Exhibit 10.11

                                    L E A S E



                                     between




                               A&E PARTNERS, L.P.,
                                   as Landlord




                                       and




                             Creditrust Corporation
                                    as Tenant




                                  *  *  *  *  *



                               1705 Whitehead Road
                            Baltimore, Maryland 21207

11/94

                  INDEX TO STANDARD COMMERCIAL BASE YEAR LEASE

ARTICLE I        DEFINITIONS AND CERTAIN BASIC PROVISIONS.................1

ARTICLE II       GRANTING CLAUSE..........................................4

ARTICLE III      CONSTRUCTION AND ACCEPTANCE OF PREMISES..................4

ARTICLE IV       RENT.....................................................5

ARTICLE V        FINANCIAL DISCLOSURES....................................6

ARTICLE VI       COMMON AREA..............................................6

ARTICLE VII      USE AND CARE OF PREMISES.................................9

ARTICLE VIII     MAINTENANCE AND REPAIR OF PREMISES......................12

ARTICLE IX       ALTERATIONS.............................................13

ARTICLE X        LANDLORD'S RIGHT OF ACCESS; USE OF ROOF.................14

ARTICLE XI       SIGNS; EXTERIOR OF PREMISES.............................14

ARTICLE XII      UTILITIES...............................................15

ARTICLE XIII     INSURANCE...............................................15

ARTICLE XIV      NON-LIABILITY FOR CERTAIN DAMAGES.......................17

ARTICLE XV       DAMAGE BY CASUALTY......................................18

ARTICLE XVI      EMINENT DOMAIN..........................................19

ARTICLE XVII     ASSIGNMENT AND SUBLETTING...............................20

ARTICLE XVIII    TAXES...................................................22

ARTICLE XIX      EVENTS OF DEFAULT AND REMEDIES..........................23

ARTICLE XX       MECHANICS' LIENS........................................28

ARTICLE XXI      SURRENDER; HOLDING OVER.................................28

ARTICLE XXII     SUBORDINATION AND ATTORNMENT............................29

ARTICLE XXIII    [INTENTIONALLY DELETED].................................29

ARTICLE XXIV     NOTICES.................................................29

ARTICLE XXVI     [INTENTIONALLY DELETED].................................30

ARTICLE XXVII    [INTENTIONALLY DELETED].................................30

ARTICLE XXVIII   BANKRUPTCY..............................................30

ARTICLE XXIX     MISCELLANEOUS...........................................30


11/94


EXHIBIT A ........... Property Site Plan Showing Premises
EXHIBIT B ........... Legal Description of Property
EXHIBIT C ........... Description of Landlord's and Tenant's Work
EXHIBIT C-1 ........  Approved Plans
EXHIBIT C-2 ........  Jaid Group Elevation Drawings re Landscaping
EXHIBIT D ..........  Intentionally Deleted
EXHIBIT E ........... Rules and Regulations

11/94


                               STANDARD COMMERCIAL
                                 BASE YEAR LEASE

THE STATE OF MARYLAND

COUNTY OF BALTIMORE

     This lease (this "Lease"), entered into this __________ day of _________________________, 1997, by and between the Landlord and the Tenant hereinafter named.

     ARTICLE I. DEFINITIONS AND CERTAIN BASIC PROVISIONS

     1.1 (a) "Landlord":
             A & E Partners, L.P.

         (b) Landlord's Address:
             c/o Emmes Realty Services, Inc.
             6666 Security Boulevard
             Baltimore, Maryland 21207
             Attention: General Manager

             with a copy to:

             Emmes Asset Management Corp.
             420 Lexington Avenue
             Suite 2707
             New York, New York 10170
             Attention: Andrew Davidoff

         (c) "Tenant":
             Creditrust Corporation, a Maryland corporation

         (d) Tenant's Mailing Address:

             7000 Security Boulevard
             Baltimore, Maryland  21244-2543

         (e) Tenant's Trade Name:
             Creditrust Corporation

         (f) Premises Address:
             1705 Whitehead Road
             Baltimore, Maryland  21207


         (g) "Premises": Approximately 35,471 square feet, which comprise the entire building (the "Building") located at 1705 Whitehead Road, Baltimore, Maryland, 21207 (computed from measurements to the exterior of outside walls of the Building and to the center of any interior walls), such Premises being shown and outlined on the plan attached hereto as Exhibit A, and being part of the property described in Exhibit B attached hereto. "Property" shall refer to the property described in Exhibit B and any adjacent property acquired and affirmatively integrated into the Property by Landlord and any and all improvements constructed thereupon. Exhibit A sets forth the general layout of the Property, but shall not be deemed to be a warranty, representation or agreement on the part of the Landlord that the Property will always be exactly as indicated. Landlord reserves the right to relocate the Premises within the Property at any time prior to the delivery of possession thereof to Tenant. If Landlord or Tenant so requests, at any time prior to, or during the first year of, the Term (as such term is defined herein), the actual "as built" total square footage of the Premises shall be measured by Landlord's architect or engineer in the presence of Tenant or Tenant's authorized representative. In the event the Premises shall contain an amount of square footage different than the amount of square feet referenced above, the Base Rent and all other charges calculated on the basis of "Tenant's Proportionate Share" payable by Tenant hereunder shall be proportionately adjusted based on actual square footage multiplied by the applicable square foot rental rate (and such adjustment shall relate back to the Commencement Date if there is a variance). The cost of such measurement shall be borne by the party requesting same.

         (h) "Lease Term" or "Term": Commencing on the "Commencement Date" as defined in Section 1.1(i) and ending December 31, 2002.

         (i) "Commencement Date": February 1, 1997.

         (j) "Permitted Use": Operation of offices for the administration and collection of consumer debt and any other use which is ancillary to Tenant's primary business, and no other purpose.

         (k) Base Rent: See Section 4.2, below.

         (l) "Rent": Collectively, Base Rent and "Additional Rent," as defined in Section 4.4 hereof.

         (m) "Security Deposit":

                           (A) On or before the date of Tenant's execution
                  hereof, Tenant shall post Tenant's Security Deposit in the form of an irrevocable, unconditional letter of credit issued by Signet Bank or a different financial institution having branches within the State of Maryland, and which institution shall be otherwise satisfactory to Landlord. Such letter of credit is hereinafter referred to as the "Letter of Credit". The following provisions shall apply with respect to the Letter of Credit.

                            (i) The Letter of Credit shall name Landlord as
                  the sole beneficiary, but shall be fully assignable by Landlord. The initial amount of the Letter of Credit shall be Two Hundred Fifty Thousand Dollars ($250,000.00). The Letter of Credit shall initially have a term of not less than one (1) year, and shall be renewed annually by Tenant (with Tenant to deliver evidence of such renewal to Landlord no later than twenty (20) business days prior to the scheduled expiration date thereof). If Tenant fails to deliver evidence of such renewal to Landlord at least twenty (20) days prior to such expiration date, Landlord shall give Tenant notice of such failure, and if Tenant fails to deliver evidence of such renewal within ten (10) days prior to such expiration date, then Landlord shall have the right to draw upon the Letter of Credit in full, and to hold the proceeds of such draw as a cash security deposit pursuant to Section 19.8 of this Lease.

                           (ii) The Letter of Credit shall be unconditional
                  and irrevocable, and shall provide that the same may be drawn upon by the presentation of a draft executed by Landlord and presented to the issuer, accompanied by a certificate of the Landlord which certifies (a) that the Landlord is entitled to draw upon the Letter of Credit pursuant to the terms of this Lease, and (b) that the amount demanded does not exceed the amount available under the Letter of Credit on the date upon which such draw is made.

                           (iii) The Letter of Credit shall provide that it
                  may be drawn partially or in full, as Landlord may elect.

                           (B) Landlord shall have the right to draw upon the
                  Letter of Credit, in full, either (i) immediately upon the occurrence of an Event of Default under this Lease which is not cured within any applicable cure period provided for herein, or (ii) in the event Tenant fails to renew the Letter of Credit in accordance with subparagraph
                  (A) of this Section 1.1(m). In the event the Letter of Credit is drawn upon by Landlord, the proceeds thereof may be held by Landlord as a cash security deposit, and may be applied by Landlord (and shall be accounted for by Landlord) in accordance with the terms of Section 19.8 of this Lease.

                           (C) Notwithstanding anything to the contrary in this
                  Section 1.1(m), above, Tenant's obligation to maintain the Letter of Credit shall cease upon the earlier of: (a) Landlord's receipt of Tenant's payment in full of all Rent due hereunder for twelve (12) full months after the "Free Rent Period" (as defined in Section 4.2, below), or (b) the date upon which Tenant presents Landlord with proof that Tenant's net worth has reached at least Ten Million Dollars ($10,000,000.00), which proof shall include financial statements prepared in accordance with generally accepted accounting principles, and Tenant shall provide Landlord with any additional proof as to Tenant's net worth which Landlord reasonably requests prior to being released from Tenant's obligation to maintain the Letter of Credit. Alternatively, if at any time after the last day of the twelfth (12th) month after the expiration of the Free Rent Period, Tenant is unable to meet the net worth criteria specified in clause (b) above, then provided Tenant is not currently and has not been in Default hereunder, Tenant shall have the option to deposit a cash security deposit with Landlord in the amount of Ninety-Five Thousand Three Hundred Twenty Eight and 31/100 Dollars ($95,328.31), in which event Tenant's obligation to maintain the Letter of Credit shall cease upon Landlord's receipt of such cash security deposit. Any such cash security deposit shall be held by Landlord pursuant to the terms of
                  Section 19.8 of the Lease. Landlord shall promptly return the Letter of Credit to Tenant when Tenant's obligation to maintain the Letter of Credit ceases.

         (n) [Intentionally Deleted.]

         (o) "Tenant's Proportionate Share" or "Proportionate Share": Subject to
             Section 6.4, below, a fraction, the numerator of which shall be the number of rentable square feet of floor space in the Premises and the denominator of which shall be the number of rentable square feet of floor space in all premises within the Property that are leased or leasable as of January 1 of the applicable year and which contribute on a Proportionate Share basis to the pass-through item in question. Because the Premises consists of the entire leasable area of the Building, Tenant's Proportionate Share shall be one hundred percent (100%). For purposes of further clarifying the foregoing definition and in calculating Tenant's Proportionate Share of certain items (or components thereof), the following additional provisions shall apply: (1) In the case of Common Area Costs, the denominator of the fraction shall exclude (i) the rentable square feet of premises occupied by lessees or owners within the Property who do not contribute on a Proportionate Share basis to all or part of the Common Area Costs because they are obligated to maintain separately certain common areas appurtenant to their leased or owned premises, and (ii) with regard to specific Common Area Cost items, the rentable square feet of all other tenants in the Property who do not include such items within the calculation of such other tenant's share of Common Area Costs because such other tenants are individually responsible for the item in question (i.e., if a tenant provides for its own trash removal and the cost of trash removal is not part of such tenant's Common Area Cost obligation, that tenant's rentable square feet shall be excluded from the denominator in determining Tenant's Proportionate Share of trash removal costs); (2) In the case of Insurance, Tenant's Proportionate Share of Landlord's cost of casualty insurance shall exclude from the denominator of the fraction the rentable square feet of any building in the Property which is separately insured by the tenant of such building, and which tenant as a result does not contribute to Landlord's cost of casualty insurance; and (3) in the case of Taxes, Tenant's Proportionate Share of Taxes shall exclude from the denominator of the fraction the rentable square feet of any leased building in the Property which is separately assessed and whose tenant pays such separately assessed tax amount pursuant to its lease in lieu of paying a Proportionate Share of Taxes assessed for the Property as a whole.

         (p) "Lease Year": Each twelve (12) month period within the Lease Term shall be referred to herein as a "Lease Year." The first Lease Year shall commence on the Lease Commencement Date and terminate 365 days after such Lease Commencement Date. Each subsequent Lease Year shall commence on the date immediately following the last day of the preceding Lease Year and shall continue for a period of twelve
             (12) full months, except that the last Lease Year of the Lease Term shall terminate on the date this Lease expires or is otherwise terminated.

         (q) "Calendar Year" shall mean the twelve-month period commencing January 1 and ending December 31.

         (r) "Base Year" shall mean Calendar Year 1997.

         (s) "Base Tax Year" shall mean the fiscal tax year 1997-1998.

     1.2 General. Each of the foregoing definitions and basic provisions shall be construed in conjunction with and limited by references thereto in other provisions of this Lease.

     ARTICLE II. GRANTING CLAUSE

     In consideration of the obligation of Tenant to pay Rent as herein provided, and the other terms, covenants and conditions hereof, and in consideration of Ten Dollars ($10.00) cash in hand paid by each party to the other, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby demises and leases to Tenant, and Tenant hereby takes from Landlord, the Premises TO HAVE AND TO HOLD for the Lease Term, all upon the terms and conditions set forth in this Lease.

     ARTICLE III. CONSTRUCTION AND ACCEPTANCE OF PREMISES

     3.1 Premises Ready for Occupancy. Improvements to the Premises shall be constructed in compliance with the provisions of Exhibit C attached hereto. The Premises shall be deemed to be "Ready for Occupancy" when Landlord certifies in writing to Tenant that Landlord has completed Landlord's Work, as described in Exhibit C (excepting only minor incomplete or defective items of the type typically set forth on a punch-list, which incomplete items do not affect Tenant's ability to lawfully take occupancy of the Premises and which incomplete items do not materially and adversely affect Tenant's ability to use and enjoy the Premises) and is ready, willing and able to tender possession thereof to Tenant. In no event shall the determination of the date upon which the Premises are deemed "Ready for Occupancy" be predicated upon the construction of any of "Tenant's Work" as described in Exhibit C. Upon Tenant's request, which request shall be made within five (5) days following Landlord's delivery to Tenant of the Ready for Occupancy notice set forth above, Landlord agrees to participate in a joint walk-through and inspection of the Premises with Tenant, provided that such inspection shall not delay the "Ready for Occupancy" date nor Tenant's obligation to commence construction of Tenant's Work. If the Premises are not Ready for Occupancy on or prior to the Commencement Date, Landlord shall not be deemed to be in default hereunder or otherwise liable in damages to Tenant, nor shall the Term of this Lease be affected. When the Premises are Ready for Occupancy, Tenant agrees to accept possession thereof and to proceed with due diligence to perform the work described under "Description of Tenant's Work" in Exhibit C, all of such work to be performed in compliance with Exhibit C, and to install its fixtures, furniture and equipment.

         Any Tenant Work involving venting, opening, sealing, waterproofing or any altering of the roof shall be performed by Landlord's roofing contractor at Tenant's sole expense. Upon completion of such work, Tenant shall provide Landlord with a certificate from Landlord's roofing contractor stating that all of Tenant's Work involving venting, opening, sealing, waterproofing or in any way altering the roof has been performed in compliance with Exhibit C. Tenant hereby indemnifies and holds Landlord harmless from any damage to the Premises resulting, directly or indirectly, from Tenant's venting, opening, sealing, waterproofing or other altering of the roof unless such a certificate from Landlord's roofing contractor has been delivered to Landlord before the date of any such damage. In the event of any dispute as to work performed or required to be performed by Landlord or Tenant pursuant to Exhibit C, the certificate of Landlord's architect or engineer shall be conclusive. By initiating Tenant Work (but excluding the "Early Work", as defined in Exhibit C), Tenant shall be deemed to have accepted the Premises and to have acknowledged that the same fully complies with Landlord's covenants and obligations hereunder (irrespective of whether Landlord has certified to Tenant that the Premises are Ready for Occupancy), subject to punch list items. Tenant agrees to furnish to Landlord a Certificate of Occupancy from applicable local authorities on or before the Commencement Date; provided, however, Tenant's failure to do so shall not delay the Commencement Date.

     3.2 Commencement Date.

         (a) Notwithstanding the February 1, 1997 date specified in Section 1.1(i), above, the "Commencement Date" of this Lease shall be the date upon which Landlord delivers the Completion Notice to Tenant (as set forth in paragraph 10 of Exhibit C hereto). Notwithstanding anything to the contrary herein, (i) in the event the Commencement Date has not occurred on or before February 15, 1997 (other than as a result of any "Tenant Delay", as such term is defined in Exhibit C hereto), the parties mutually agree that the Term of this Lease shall expire on February 15, 2003, regardless of when the Commencement Date occurs (in other words, the Term of the Lease shall be shorter than seventy-two (72) full months if the Commencement Date occurs after February 15, 1997 other than as a result of any Tenant Delay), (ii) in the event the date upon which Landlord delivers the Completion Notice to Tenant is delayed more than fifteen (15) days due to any Tenant Delay, then the Commencement Date of this Lease shall be February 15, 1997 irrespective of whether construction of Landlord's Work has been completed by February 15, 1997. The foregoing notwithstanding, if a combination of Tenant Delay and delay occurring other than as a result of Tenant Delay causes the date upon which construction of Landlord's Work is completed to extend past February 15, 1997, then the Commencement Date shall be adjusted to be that date upon which Landlord's Work would have been completed but for such Tenant Delay (but only to the extent such Tenant Delay exceeded fifteen (15) days), and the Lease Term shall expire on the earlier of (1) that date which is seventy-two (72) full months after the Commencement Date or (2) that date which is calculated by measuring seventy-two
(72) full months after the date Landlord's Work would have been completed but for such Tenant Delay (but not later than February 15, 1997), plus the total number of days of Tenant Delay which occurred. For purposes of illustrating the foregoing provision only, and not by way of limitation, (A) if there were twenty
(20) days of Tenant Delay and completion of Landlord's Work and delivery of the Completion Notice was achieved on February 28, 1997, then the Lease Commencement Date shall be deemed to be February 23, 1997, and the expiration of the Lease Term shall be February 22, 2003, (B) if there were ten (10) days of Tenant Delay and completion of Landlord's Work and delivery of the Completion Notice was achieved on February 28, 1997, then the Lease Commencement Date shall be February 28, 1997, and the expiration of the Lease Term shall occur on February 24, 2003, (C) if there were ten (10) days of Tenant Delay and completion of Landlord's Work and delivery of the Completion Notice was achieved on February 20, 1997, then the Lease Commencement Date shall be February 20, 1997, and the expiration of the Lease Term shall occur on February 19, 2003, and (D) if there was no Tenant Delay and completion of Landlord's Work and delivery of the Completion Notice was achieved on February 28, 1997, then the Lease Commencement Date shall be February 28, 1997, and the expiration of the Lease Term shall occur on February 15, 2003.

         (b) Any entry and/or occupancy of the Premises by Tenant, its agents, employees or contractors prior to the Commencement Date shall be at Tenant's sole risk, and deemed pursuant to, and subject to, all of the terms and provisions of this Lease; provided, however, in no event shall Tenant, its agents, employees or contractors be entitled to enter the Premises or take occupancy thereof prior to the date it receives Landlord's notice that the same are Ready for Occupancy except for the "Early Work", as set forth in Exhibit C hereto.

         (c) Landlord and Tenant each agree that at the request of the other they will, following the Commencement Date, execute and deliver a certificate or written statement acknowledging that Tenant has accepted possession of the Premises, reciting the Commencement Date and expiration date of this Lease, certifying that Landlord has fully complied with all Landlord's covenants and obligations hereunder, and confirming the square footage of the Premises.

     ARTICLE IV. RENT

     4.1 General. Rent shall accrue hereunder from the Commencement Date, and shall be payable by Tenant to Landlord, in immediately available funds, at the place designated for the delivery of notices to Landlord at the time for payment (or at such other place as Landlord designates), without previous demand and without any set-offs or deductions whatsoever.

     4.2 Base Rent. Tenant agrees to pay to Landlord, as and for its basic rent ("Base Rent") for the initial Term of this Lease, an amount equal to the sum of all Monthly Base Rent payments stated to be due during the initial Term as set forth below:


                                Base Rental Rate        Annual Base         Monthly
Months                      Per Square Foot Per Year       Rent            Base Rent
------                      ------------------------    -------------    -------------
1-6 ("Free Rent Period")          $   0.00              $        0.00     $       0.00
7-12                              $  10.75              $  381,313.25     $  31,776.10
13-24                             $  11.29              $  400,467.59     $  33,372.30
25-36                             $  11.85              $  420,331.35     $  35,027.61
37-48                             $  12.44              $  441,259.24     $  36,771.60
49-60                             $  13.06              $  463,251.26     $  38,604.27
61-December 31, 2002*             $  13.72              $  486,662.12     $  40,555.18


----------
*The parties acknowledge that the Term may be shortened under certain circumstances, as set forth in Section 3.2(a), above.

The phrase "Monthly Base Rent" shall refer to the monthly installments of Base Rent, as set forth above. All Monthly Base Rent payments shall be due and payable, in advance, on or before the first day of each succeeding calendar month during the Lease Term. Notwithstanding the foregoing, if the Commencement Date is a date other than the first day of a calendar month, there shall be due and payable on or before such date, as Base Rent for the balance of such calendar month, a sum equal to that proportion of the Base Rent specified for the first full calendar month herein provided in which a monthly payment of Base Rent is due, which the number of days from the Commencement Date to the end of the calendar month during which the Commencement Date shall fall bears to the total number of days in such month.

     4.3 Additional Rent. In addition to Base Rent, Tenant shall pay, as "Additional Rent" hereunder, (i) Tenant's Proportionate Share of increases in "Common Area Costs," as set forth in Section 6.3 hereof; (ii) Tenant's Proportionate Share of increases in premiums for the "Insurance" to be obtained by Landlord for the Property, as set forth in Section 13.2 hereof, (iii) Tenant's Proportionate Share of increases in "Taxes," as set forth in Article XVIII hereof; and (iv) all other sums or charges due or to become due from Tenant to Landlord hereunder. Any payment of monies called for herein to be made by Tenant to Landlord is deemed Additional Rent and shall be collectible as Additional Rent.

     ARTICLE V. FINANCIAL DISCLOSURES.

     Tenant shall, from time to time and at any time, upon receipt of a written request from Landlord, provide true, complete and accurate financial information and documentation about itself and any guarantor of this Lease to Landlord or Landlord's designee, within ten (10) days after such request. The corporate officers executing this Lease on Tenant's behalf hereby represent and warrant to Landlord that the financial statements and other information submitted to Landlord by Tenant prior to the execution hereof are true, complete and accurate, were prepared in accordance with generally accepted cash accounting principles applied on a consistent basis, and accurately reflect Tenant's net worth as of the date hereof.

     ARTICLE VI. COMMON AREA.

     6.1 General. The "Common Area" or "Common Areas" is/are that part of the Property designated by Landlord from time to time for the common use of all tenants, including among other facilities, equipment, signs, parking areas, sidewalks, landscaping, curbs, loading areas, private streets and alleys, lighting facilities, hallways, malls, restrooms, and all other areas and improvements provided by Landlord for the common use of all tenants, all of which shall be subject to Landlord's sole management and control and shall be operated and maintained in such manner as Landlord, in its discretion, shall determine. Landlord reserves the right to construct, maintain, and operate lighting and other facilities, temporary and/or permanent improvements and buildings, equipment and signs on all parts of the Common Area; increase, reduce or change the number, size, height, layout, or locations of buildings, walks, parking and/or common areas now or hereafter forming a part of the Property; to police the Common Area; to restrict parking by tenants and other occupants of the Property and their employees, agents and invitees or to provide reserved parking for certain tenants; to close temporarily all or any portion of the Common Area to make repairs, changes or to avoid public dedication; to discourage or prohibit noncustomer parking; and to employ and discharge all personnel with respect to maintenance operations and policing of equipment of said Common Area. Landlord, in its sole discretion, may delegate its rights herein with regard to the Common Area to an independent contractor or management company, which may be an affiliate of Landlord. Upon request by Landlord, Tenant shall provide the license plate numbers of all employees of Tenant to Landlord, and shall advise its employees to park only in designated "Employee Parking" areas; employee cars that are not parked in the designated "Employee Parking" areas may be towed and/or fined, and all fines so addressed shall be the responsibility of, and payable by, Tenant. Subject to Landlord's rights, as aforesaid, Tenant and its employees, customers, subtenants licensees and concessionaires shall have the non-exclusive right and license to use the Common Area as constituted from time to time for ingress, egress and parking and for no other purpose, such use to be in common with Landlord, other tenants of the Property and other persons permitted by Landlord to use the same (in such manner as Landlord may elect or agree with such other tenants and persons). Tenant and Tenant's agents, employees and invitees will comply fully with all requirements of the rules and regulations which Landlord may establish for the Property in the exercise of its sole discretion from time to time including without limitation the Rules and Regulations which are attached as Exhibit E to this Lease and made a part hereof by this reference. Landlord shall at all times have the right to change such rules and regulations or to promulgate other rules and regulations in such manner as may be deemed advisable for safety, care or cleanliness of the Property and for preservation of good order therein, all of which rules and regulations, changes and amendments will be forwarded to Tenant in writing and shall be carried out and observed by Tenant. Tenant shall further be responsible for the compliance with such rules and regulations by its employees, servants, agents, visitors and invitees. Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary to prevent the public from obtaining prescriptive rights or to make repairs or alterations.

     6.2 Parking.

         (A) In addition to the rights reserved to Landlord in Section 6.1 above or elsewhere in this Lease, Landlord may from time to time substitute for any parking area shown on Exhibit A other areas or multi-level parking facilities reasonably accessible to the tenants of the Property.

         (B) Notwithstanding anything to the contrary in this Lease, Tenant, its agents, employees and invitees shall have the non-exclusive right to use the free and open non-dedicated surface parking areas in and around 1705, 1713 and 1717 Whitehead Road (for so long as Landlord owns such properties) from the hours of 8:00 a.m. to 12:00 a.m. Monday through Friday, to the extent any such parking is available. In addition, Tenant, its agents, employees and invitees shall have also have the non-exclusive right to use the free and open surface parking in the rear of 6600 Security Boulevard (Meadows Parking Shopping Center, for so long as Landlord owns such Property) for its overflow parking.

         (C) Landlord and Tenant agree that Landlord shall use commercially reasonable efforts to secure additional overflow parking located off of the Property for the use of Tenant, its agents, employees and invitees, provided that in no event shall Landlord be required to expend more than Twelve Thousand Dollars ($12,000.00) per year during the Lease Term for such off-Property parking. In the event Landlord is unable to secure said off-Property overflow parking on or before August 1, 1997, then Landlord shall have no further obligation to make efforts to secure off-Property overflow parking, and instead Landlord shall be obligated to pay Tenant the sum of Ten Thousand Dollars ($10,000.00), which shall be paid to Tenant on or before September 15, 1997. In the event Landlord secures off-Property overflow parking in the parking lot located adjacent to Best Products or Sam's Plaza, then Landlord, at Landlord's expense, shall construct stairs from the Building parking lot to either such overflow lot(s), at Landlord's expense, provided that in no event shall Landlord be required to expend more than Ten Thousand Dollars ($10,000.00) in connection with the construction of such stairs. In the event Landlord constructs such stairs, Landlord shall have no obligation to pay Tenant the Ten Thousand Dollar ($10,000.00) amount referenced in this Section 6.2(C), above.

     6.3 Common Area Costs. Tenant agrees to pay as Additional Rent during each Lease Year of the Term (except during the Base Year), Tenant's Proportionate Share of the increases of the "Common Area Costs," (as hereafter defined) above the Common Area Costs for the Base Year. For purposes of this Lease, the term "Common Area Costs" shall mean all costs and expenses incurred by Landlord in operating, maintaining, repairing, lighting, signing, cleaning, painting, stripping, insuring, equipping, staffing, heating and cooling, securing, and policing of the Common Area, including, without limitation, all costs and expenses associated with the following items or services, which may be incurred by Landlord in its sole discretion: (i) maintaining and replacing any and all alarm and life safety systems and any fire alarm monitoring or testing service program or fire suppression system installed within the Premises or otherwise within the improvements which form a part of the Property, including without limitation any patrol services; (ii) maintenance of irrigation systems; (iii) insurance, including, without limitation, liability insurance for personal injury, death and property damage to the extent not reimbursed by Tenant under Section 13.2 below; (iv) surcharges levied upon or assessed against parking spaces or areas, payments toward mass transit or car pooling facilities or otherwise as required by federal, state or local governmental authorities; (v) all landscaping, including, but not limited to, lawn maintenance, new plantings and replacement of existing landscaping; (vi) repairing, cleaning, sweeping, painting, striping, replacing and repaving of paving, curbs, walkways, guardrails, bumpers, fences, screens, flagpoles, bicycle racks, signs and other markers, landscaping, drainage pipes, ducts, conduits, lighting facilities and all other Common Area site amenities; (vii) maintenance, repair and replacement of utility systems serving the Property, including, but not limited to, water, sanitary sewer and storm water lines and drainage systems (whether on-site or off-site), electrical, gas, telephone and lighting systems (including bulbs, poles, and fixtures) and other utility lines, pipes and conduits, and all payments of utility charges in connection with any of the foregoing systems; (viii) maintenance, repair, replacement and substitution of and for all portions of the buildings in the Property to the extent the same is Landlord's responsibility under this Lease, including, but not limited to, the Systems (as such term is defined in Section 8.1, below), walls, roofs and roof flashings, canopies, skylights, signs, planters, benches, fire exits, doors and hardware, windows, glass and glazing; (ix) inspection, maintenance, repair and acquisition costs (including depreciation) of any and all machinery and equipment used in the operation and maintenance of the Common Area, including personal property taxes and other charges and taxes incurred in connection with such equipment; (x) cleaning of any exterior glass; (xi) removal of snow, ice, trash and debris; (xii) maintenance of and compliance with federal, state or local governmental ambient air and environmental standards;
(xiii) all materials, supplies and services purchased or hired in connection with the operation of the Common Area; (xiv) compensation and benefits paid to any and all personnel, including, without limitation, security and maintenance persons, secretaries, bookkeepers and any other personnel related to the operation of the Common Area; (xv) management fees charged for management of the Property; and (xvi) an overhead administrative cost allowance in the amount of fifteen percent (15%) of the total Common Area Costs. Tenant's Proportionate Share of the increases in the Common Area Costs shall be paid by Tenant in monthly installments in such amounts as are estimated and billed by Landlord to Tenant as of the first day of the Calendar Year immediately following the Base Year and then at the beginning of each Calendar Year thereafter during the Term, each such installment being due on the first day of each calendar month. Any period of less than a full Calendar Year occurring due to the timing of the Commencement Date shall be proportionately adjusted to reflect such partial year. If at any time during such twelve (12) month period it shall appear that Landlord has underestimated Tenant's Proportionate Share of the increases in Common Area Costs (whether attributable to a change in Tenant's Proportionate Share, an increase in the projected Common Area Costs for such period, mathematical error or otherwise), Landlord may re-estimate Tenant's Proportionate Share of Common Area Costs and may bill Tenant for any deficiency which may have accrued during such twelve (12) month period and thereafter the monthly installment payable by Tenant shall also be adjusted. Within one hundred twenty (120) days after the end of each Calendar Year, Landlord shall deliver to Tenant a statement setting forth the actual Common Area Costs for such Calendar Year, Tenant's Proportionate Share of the increases therein, and the total amount paid by Tenant to Landlord under this Section 6.3 during such period. In the event the amounts paid by Tenant during such period are greater or lesser than Tenant's Proportionate Share of the increases in Common Area Costs as set forth on such statement, Tenant shall pay to Landlord or Landlord shall credit Tenant's account (or, if such adjustment occurs at the end of the Term, pay to Tenant), as the case may be, within thirty (30) days of receipt of such statement, the amount of any excess or deficiency. Failure of Landlord to provide the statement called for hereunder shall not relieve Tenant from its obligations under this Section 6.3 or elsewhere in this Lease.

     6.4 Special Allocations. Tenant acknowledges that the Premises are located within a Building which forms a part of a business park consisting of multiple buildings which is currently owned by landlord (such business park as a whole being referred to herein as the "Project"). As a result, there are certain Common Area Costs, Insurance premiums or Taxes which may be obtained by, paid for by, or assessed to, Landlord with respect solely to the Building, and others which may be obtained by, paid for by, or assessed to, Landlord with respect to multiple buildings or properties, or with respect to the Project as a whole (and which are thus more appropriately allocated between tenants of multiple buildings or lots, rather than among solely the tenants of the Property). Accordingly, the following special allocations shall apply and supersede any contrary provisions of this Lease: Landlord shall have the right to account for those items which are appropriately allocated solely among the tenants in the Property using Tenant's Proportionate Share as defined in Section 1.1(o), above, and to account for those items which are more appropriately allocated among tenants of multiple buildings or properties, or with respect to the Project as a whole, by modifying the denominator otherwise set forth in Section 1.1(o) within the definition of Tenant's Proportionate Share to a denominator which is based upon the rentable square feet contained within the building or lot in question (or if applicable, the Project as a whole).

     6.5 Further Adjustments. In the event Landlord shall furnish any utility or service which is included in the definition of Common Area Costs to less than ninety-five (95%) of the rentable area of the Building or the Property, as the case may be, because (i) the average occupancy level of the Building or the Property, as the case may be, for the Base Year and/or any subsequent Calendar Year was not ninety-five percent (95%) or more of full occupancy, (ii) any such utility or service is not required by or provided to one or more of the tenants or occupants of the Building or the Property, as the case may be, or (iii) any tenant or occupant is itself obtaining or providing any such utility or services, then the actual costs for such year shall be increased to equal the total expenses that Landlord reasonably estimates it would have incurred if Landlord had provided all such utilities and services to all tenant and occupants in the Building or the Property, as the case may be, and shall be allocated among the tenants by the Landlord to reflect those costs which would have occurred had the Building or the Property, as the case may be, been ninety-five percent (95%) occupied during the year in question and such utilities and services provided to all tenants. The intent of this Section 6.5 is to ensure that the reimbursement of all Common Area Costs is fair and equitably allocated among the tenants receiving the utilities and services in question.

     ARTICLE VII. USE AND CARE OF PREMISES.

     7.1 Limitations on Use. The Premises may be used only for the purpose or purposes specified in Section 1.1(j) above and for no other purpose or purposes without the prior written consent of Landlord. In transacting business in the Premises, Tenant shall use the trade name specified in Section 1.1(e) above and no other trade name without the prior written consent of Landlord, which shall not be unreasonably withheld. Tenant shall not at any time leave the Premises vacant, but shall in good faith continuously throughout the Term conduct and carry on in the entire Premises the type of business for which the Premises are leased.

     7.2 Impact on Insurance. Tenant shall not, without Landlord's prior written consent, keep anything within the Premises for any purpose or use the Premises in a manner which causes an increase in the insurance premium cost or invalidates any insurance policy carried on the Premises or other part of the Property. Tenant shall pay as Additional Rent, upon demand of Landlord, any such increased premium cost due to or associated with Tenant's use or occupation of the Premises or its storage of certain goods. Anything contained herein to the contrary notwithstanding, all property kept, stored or maintained within the Premises by Tenant shall be at Tenant's sole risk.

     7.3 Limitations on Operations. Tenant shall not (a) permit any objectionable or unpleasant odors to emanate from the Premises; (b) place or permit any radio, television, loudspeaker or amplifier on the roof or outside the Premises or where the same can be seen or heard from outside the Building or in the Common Area; (c) except as provided in Section 7.5, below, place an antenna, awning or other projection on the exterior of the Premises; (d) solicit business or distribute leaflets or other advertising material in the Common Area; nor (e) take any other action which in the exclusive judgment of Landlord would constitute a nuisance or would disturb or endanger other tenants of the Property or unreasonably interfere with their use of their respective premises.

     7.4 Care of Premises. Tenant shall take good care of the Premises and shall keep the Premises clean, safe and free from deterioration and waste at all times, and shall maintain the Premises, and conduct all business therein, in accordance with this Lease and all federal, state and local laws, regulations and ordinances and lawful directions of proper police officials. Tenant shall keep the Premises and sidewalks, serviceways and loading areas adjacent to the Premises neat, clean and free from dirt, rubbish, insects and pests at all times. Tenant will store all trash and garbage within the area designated by Landlord for trash pickup and removal, in receptacles of the size, design and color from time to time prescribed by Landlord and shall, at its sole expense, arrange for the regular pickup of such trash and garbage. Receiving and delivery of goods and removal of garbage and trash shall be made only in the manner and areas from time to time prescribed by Landlord. Landlord may, at its sole option, arrange for collection of all trash and garbage and, should Landlord exercise such election, the cost thereof will be deemed a "Common Area Cost" as defined in Section 6.3 hereof. Tenant shall not operate an incinerator or burn trash or garbage within the Property.

     7.5 Roof Antenna.

         (a) Tenant shall have the option to install and maintain, or cause to be installed and maintained, at the sole cost of Tenant without further charge from Landlord therefor, and Tenant may, at its own expense, operate on the roof of the Building, an antenna of reasonable size (an "Antenna") provided that: (i) Tenant shall have submitted to Landlord (1) plans and specifications for the Antenna; (2) copies of all required governmental and quasi-governmental permits, licenses, and special zoning variances, if required, all of which Tenant shall obtain at its own cost and expense; and (3) a policy or certificate of insurance evidencing such insurance as Landlord may reasonably require for the installation, operation, and maintenance, of the Antenna; (ii) Tenant shall have received the prior written consent of Landlord thereto, such consent not to be unreasonably withheld, delayed, or conditioned; and (iii) if Landlord requests, Tenant shall install any approved Antenna in a location reasonably designated by Landlord. Tenant shall not be entitled to rely upon any such Landlord consent as being a representation by Landlord that such installation and operation is permitted by or in accordance with any governmental or quasi-governmental entity, authority, or regulation. The Antenna shall be deemed to be Tenant's personal property and its ownership, installation, use, and removal thereof shall be governed by the terms hereof.

         (b) As set forth herein, Tenant shall not be allowed on the roof without prior written notice to Landlord. Tenant shall indemnify and hold harmless Landlord from and against any and all damage, cost, liability or loss which Landlord incurs in connection with (i) any entry onto or use of the roof by Tenant, its agents, employees and contractors (including without limitation, any entry or use associated with the Antenna, and any costs incurred by Landlord if any entry or use invalidates or causes any violation of the requirements of any roof warranty for the Building), and/or (ii) the installation, use, operation or maintenance of the Antenna. Tenant shall promptly notify Landlord in the event any such entry or use results in any damage to the roof or the Building, and shall repair any damage to the roof or the Building caused by the presence of the Antenna thereon, any maintenance or repairs thereto, and the installation and/or removal thereof.

         (c) Except as expressly permitted above, Tenant shall not install, repair or replace any aerial, fan, air conditioner or other device on the roof of the Premises or the Building without the prior written consent of Landlord.

     7.6 Tenant's Environmental Warranties and Covenants. During the Term and any Renewal Term of the Lease, Tenant warrants, represents and covenants to and with Landlord as follows:

         7.6.1 The Premises will not contain (A) asbestos in any form, (B) urea formaldehyde foam insulation, (C) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million, or (D) any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous, controlled or toxic substances, or any pollutant or contaminant, or related materials defined in or controlled pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 9601 et seq.), the Federal Water Pollution Control Act (33 U.S.C.
Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other Federal, state or local environmental law, ordinance, rule or regulation (collectively, "Environmental Laws"); or which, even if not so regulated, may or could pose a hazard to the health or safety of the occupants of the Building (the substances described in (A), (B), (C) or (D) above being hereinafter collectively referred to as "Hazardous Materials"); (ii) the Premises will never be used by Tenant for any activities involving, directly or indirectly, the use, generation, treatment, transportation, storage or disposal of any Hazardous Materials or to refine, produce, store, handle, transfer, process or transport "Hazardous Substances", as such term is defined in any such Environmental Laws.

         7.6.2 Tenant (A) shall comply with the Environmental Laws and all other applicable laws, rules and regulations or orders pertaining to health, the environment or Hazardous Materials, (B) shall not store, utilize, generate, treat, transport or dispose of (or permit or acquiesce in the storage, utilization, generation, transportation, treatment or disposal of) any Hazardous Materials on or from the Premises, and (C) shall to cause its employees, licensees and invitees to comply with the representations, warranties and covenants herein contained.

         7.6.3 In the event of any storage, presence, utilization, generation, transportation, treatment or disposal of Hazardous Materials in, on or about the Premises, or in the event of any Hazardous Materials Release (as hereinafter defined), Tenant shall, at the direction of Landlord or any federal, state, or local authority or other governmental authority, remove or cause the removal of any such Hazardous Materials and rectify any such Hazardous Materials Release, and otherwise comply or cause compliance with the laws, rules, regulations or orders of such authority, all at the expense of Tenant, including without limitation, the undertaking an completion of all investigations, studies, sampling and testing and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials, on, from or affecting the Premises. If Tenant shall fail to proceed with such removal or otherwise comply with such laws, rules, regulations or orders within the cure period permitted under the applicable regulation or order, the same shall constitute a default under Section 19.1 hereof, and Landlord may, but shall not be obligated to, do whatever is necessary to eliminate such Hazardous Materials from the Premises or otherwise comply with the applicable law, rule, regulation or order, acting either in its own name or in the name of Tenant pursuant to this Section, and the cost thereof shall be borne by Tenant and thereupon become due and payable as additional rent hereunder. Tenant shall give to Landlord and its agents and employees access to the Premises for such purposes and hereby specifically grants to Landlord a license to remove the Hazardous Materials and otherwise comply with such applicable laws, rules, regulations or orders, acting either in its own name or in the name of the Tenant pursuant to this Section.

         7.6.4 Tenant hereby indemnifies and holds Landlord and each of its shareholders, subsidiaries, affiliates, officers, directors, partners, employees, agents and trustees, and any receiver, trustee or other fiduciary appointed for the Building, harmless from, against, for and in respect of, any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of actions, encumbrances, fines, penalties, and costs and expenses suffered, sustained, incurred or required to be paid by any such indemnified party (including, without limitation, reasonable fees and disbursements or attorneys, engineers, laboratories, contractors and consultants) because of, or arising out of or relating to (A) Tenant's violation of any of its representations, warranties and covenants under this Section 7.6, and (B) any Environmental Liabilities (as hereinbelow defined) in connection with the Premises. For purposes of this indemnification clause, "Environmental Liabilities" shall include all costs and liabilities with respect to the future presence, removal, utilization, generation, storage, transportation, disposal or treatment of any Hazardous Materials or any release, spill, leak, pumping, pouring, emitting, emptying, discharge, injection, escaping, leaching, dumping or disposing into the environment (air, land or water) of any Hazardous Materials (each a "Hazardous Materials Release"), including without limitation, cleanups, remedial and response actions, remedial investigations and feasibility studies, permits and licenses required by, or undertaken in order to comply with the requirements of, any federal, state or local law, regulation, or agency or court, any damages for injury to person, property or natural resources, claims of governmental agencies or third parties for cleanup costs and costs of removal, discharge, and satisfaction of all liens, encumbrances and restrictions on the Premises relating to the foregoing. The foregoing indemnification and the responsibilities of Tenant under this Section 7.6 shall survive the termination or expiration of this Lease.

         7.6.5 Tenant shall promptly notify Landlord in writing of the occurrence of any Hazardous Materials Release or any pending or threatened regulatory actions, or any claims made by any governmental authority or third party, relating to any Hazardous Materials or Hazardous Materials Release on or from, the Premises and shall promptly furnish Landlord with copies of any correspondence or legal pleadings or documents in connection therewith. Landlord shall have the right, but shall not be obligated, to notify any governmental authority of any state of facts which may come to its attention with respect to any Hazardous Materials or Hazardous Materials Release on or from the Premises.

         7.6.6 Upon expiration of the Term or any Renewal Term, as applicable, Tenant shall deliver the Premises to Landlord free of any and all Hazardous Materials and any liens, encumbrances and restrictions relating to Environmental Liabilities, so that the condition of the Premises shall conform with all applicable federal, state and local laws, rules, regulations and orders pertaining to health, the environment or Hazardous Materials.

         7.6.7 Tenant agrees that Landlord shall have the right to conduct, or to have conducted by its agents or contractors, such environmental inspections of the Premises as Landlord shall reasonably deem necessary or advisable from time to time.

         7.6.8 Without limitation of the foregoing, in the event of the failure of Tenant to comply with any of the material requirements of any Environmental Laws, and/or any related regulations, Landlord shall have the right, at the sole option of Landlord, to comply with such statutory or regulatory requirements, and/or to cure any such default at Tenant's sole expense, and all costs and expenses of such compliance and/or cure shall be due and payable from Tenant to Landlord upon demand as additional rent hereunder.

     7.7 Permits and Licenses and Compliance with Applicable Laws. Tenant shall procure, at its sole expense, all permits and licenses required for its operations and the transaction of business in the Premises (including without limitation, to the extent applicable to Tenant's permitted use, special use permits, business licenses, health department licenses, and other similar licenses, permits and approvals), and shall otherwise comply with all applicable laws, ordinances and governmental regulations, as well as all other covenants and restrictions of record, affecting the Premises, and the conduct of business therein by Tenant, including without limitation the Americans with Disabilities Act, as the same may be amended ("ADA").

     7.8 [Intentionally Deleted].

     7.9 No Solicitations. Tenant shall not engage in, nor permit its employees, agents, affiliates or customers to engage in, solicitations, demonstrations, itinerant vending or other activities inconsistent with good Property standards.

     ARTICLE VIII. MAINTENANCE AND REPAIR OF PREMISES.

     8.1 Maintenance and Repair by Landlord. Landlord shall, at its sole cost and expense, make any necessary replacements to the foundation and structural elements of the Premises. The foregoing notwithstanding, any replacements required to be made by Landlord hereunder which are occasioned by the act or negligence of Tenant, its agents, employees, subtenants, licensees, concessionaires and/or invitees, shall be paid for by Tenant upon demand to the extent not covered by net insurance proceeds paid to Landlord therefor. In addition, Landlord will maintain and, within a reasonable time after written notice from Tenant of the existence of a needed repair or replacement, perform all necessary repairs and replacements to the interior and exterior mechanical, electrical and plumbing systems ("Systems") provided the cost of shall be included as a "Common Area Cost" under Section 6.3, above. In the event that the Premises should become in need of repairs required to be made or performed by Landlord hereunder, Tenant shall give immediate written notice thereof to Landlord and Landlord shall not be responsible in any way for failure to make any such repairs until a reasonable time shall have elapsed after delivery of such written notice. Landlord's obligation hereunder is limited to performing the repairs specified in this Section 8.1 only, and Landlord shall have no liability for any damages, loss, injury or other expense incurred or suffered by Tenant, its employees and agents, arising out of, or as a consequence of, any condition or occurrence causing a need for such repairs.

     8.2 Janitor Service; Electric Bulbs. Landlord shall provide customary Building janitorial service and in-suite cleaning service in addition to the other services provided by Landlord hereunder, and the cost of such janitorial service shall be included in Common Area Costs. Such in-suite cleaning service shall be provided five (5) days per week, after normal business hours. Landlord, at Tenant's request, shall furnish, maintain and replace all electric light bulbs, tubes and tube casings, and the cost thereof shall be included in Common Area Costs.

     8.3 General Maintenance and Repair by Tenant. Tenant shall keep and maintain the Premises (including, without limitation, the roof, non-structural portions of exterior and interior walls, store fronts, plate glass windows, doors, door closure devices, window and door frames, moulding, locks and hardware and painting or other treatment of interior and exterior walls) in good, clean and safe condition and shall, at its sole cost and expense, make all needed repairs and replacements thereto (including without limitation replacement of cracked or broken glass) unless such repairs and replacements are expressly required to be made by Landlord under the provisions of Section 8.1,
Article XV or Article XVI. Tenant shall keep all plumbing units, pipes and connections free from obstruction and protected against ice and freezing. If any repairs, replacements or maintenance required on the part of Tenant hereunder are not accomplished within ten (10) days after written notice to Tenant from Landlord (or, in the event of emergency, such shorter notice, or no notice, as is reasonable under the circumstances), Landlord may, at its option, perform such repairs, replacements or maintenance without liability to Tenant for any loss or damage which may result to its stock or business by reason thereof, and Tenant shall pay to Landlord immediately upon demand, as Additional Rent hereunder, all costs associated with such repairs, replacements or maintenance, plus an administrative fee equal to fifteen percent (15%) of such cost.

     8.4 HVAC Maintenance and Repair by Tenant. Maintenance of the air conditioning and heating equipment shall be solely the responsibility of Tenant throughout the entire Term. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning ("HVAC") systems and equipment within the Premises. The maintenance contractor and the contract must be approved by Landlord, which approval shall not be unreasonably withheld. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy thereof delivered to Landlord) within thirty (30) days of the date Tenant takes possession of the Premises. Tenant shall from time to time upon request furnish proof reasonably satisfactory to Landlord that all such systems and equipment are being serviced in accordance with the maintenance/service contract. Within the thirty (30) day period preceding Tenant's vacating the Premises for any reason, whether due to expiration or earlier termination of the Term, or otherwise, Tenant shall have the systems and equipment checked and serviced to insure proper functioning and shall furnish Landlord satisfactory proof thereof upon request.

     8.5 Roof and Walls; Excavations. Landlord shall have the exclusive right to use all or any part of the roof of the Premises for any purpose; to erect additional stories or other structures over all or any part of the Premises; to erect in connection therewith temporary scaffolds and other aids to construction on the exterior of the Premises, provided access to the Premises shall not be denied; and to install, use, repair and replace within the Premises pipes, ducts, conduits, wires and all other mechanical equipment serving other parts of the improvements constructed upon the Property, the same to be in locations within the Premises as will not unreasonably deny or interfere with Tenant's use thereof. Landlord shall not place any sign on the Building (except for the "For Lease" signs pursuant to Section 11.3, below) without Tenant's permission, which shall not be unreasonably withheld. If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of doing such work as landlord shall deem necessary to preserve the wall or the Building of which the Premises forms a part from injury or damage, and to support the same by proper foundation, without any claim for damages or indemnification against Landlord for diminution or abatement of Rent, additional rent or otherwise.

     ARTICLE IX. ALTERATIONS.

     9.1 Landlord Consent. Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord, except for the installation of unattached, movable trade fixtures which may be installed without drilling, cutting or otherwise defacing the Premises. In each instance where Landlord's consent is required hereunder, Tenant shall (i) provide Landlord with complete plans and specifications detailing the proposed alteration, addition or improvement so that Landlord is able to conduct a proper review of such proposal, and (ii) reimburse Landlord for all reasonable out of pocket costs and expenses incurred in such review regardless of whether the request is approved. All alterations, additions, improvements and fixtures (other than unattached, movable trade fixtures) which may be made or installed by either party upon the Premises shall remain upon and be surrendered with the Premises and become the property of Landlord upon the expiration or earlier termination of this Lease, unless Landlord requests their removal, in which event Tenant shall remove the same and restore the Premises to its original condition at Tenant's expense. Any linoleum, carpeting or other floor covering which may be cemented or otherwise affixed to the floor of the Premises is hereby deemed a permanent fixture and shall become the property of Landlord without credit or compensation to Tenant. As further specified in Article XX below, Tenant is hereby prohibited from creating or placing, or allowing to be created or placed, any lien or encumbrance upon the Premises or the Property as a result of any alterations, additions, improvements, equipment and/or fixtures which may be made or installed upon the Premises.

     9.2 Requirements for Construction of Alterations. All construction work done by Tenant within the Premises, including without limitation Tenant's Work referred to in Section 3.1 and Exhibit C, shall be performed in a good and workmanlike manner, in compliance with all governmental requirements, and the requirements of any contract, deed of trust or other instrument to which the Landlord may be a party or is otherwise bound, and in such manner as to cause a minimum of interference with other construction in progress, and with the transaction of business, in the Property. Tenant agrees to indemnify Landlord and hold it harmless from and against any and all loss, liability, damage or expense resulting from such work, and prior to commencement of any such work, Tenant shall, if requested by Landlord, furnish a bond or other security satisfactory to Landlord against any such loss, liability, damage or expense.

     9.3 Alterations Impacting the Roof. Tenant agrees that all venting, opening, sealing, waterproofing or altering of the roof, if any, shall be performed by a roofing contractor approved by Landlord (which approval shall not be unreasonably withheld) at Tenant's expense and that when completed, Tenant shall furnish to Landlord a certificate from such roofing contractor stating that all such alterations approved by Landlord have been completed in accordance with the plans and specifications approved by Landlord therefor and in accordance with any and all applicable local, state and federal ordinances, regulations or laws. Tenant agrees that all improvements, alterations, repairs or other work performed upon the Premises under any provision of this Lease shall be performed under the direction of a general contractor approved by Landlord (which approval shall not be unreasonably withheld). Tenant further agrees that plans and drawings for installation or revision of mechanical, electrical or plumbing systems shall be designed by an engineer selected from an Approved Engineers List to be furnished by Landlord upon written request of Tenant, such design work to be done at Tenant's expense.

     9.4 No Warranty. Landlord's consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord's acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable laws, regulations, ordinances and other governmental requirements, and Tenant shall be solely responsible for ensuring all such compliance.

     ARTICLE X. LANDLORD'S RIGHT OF ACCESS; USE OF ROOF.

     10.1 Landlord's Right of Access. Landlord shall have the right to enter upon the Premises at any reasonable time upon reasonable prior notice (except in case of emergency, when no notice shall be required) for the purpose of inspecting the same, or of making repairs to the Premises, or of making repairs, alterations or additions to adjacent premises, or of showing the Premises to prospective purchasers, lessees or lenders.

     10.2 Use of Roof. Tenant, its agents, employees or contractors shall not be allowed on the roof without giving Landlord prior written notice.

     ARTICLE XI. SIGNS; EXTERIOR OF PREMISES.

     11.1 Restrictions on Signs. Tenant shall not, without Landlord's prior written consent: (a) make any changes to or paint the exterior of the Premises;
(b) install any exterior lighting, decorations or paintings; or (c) erect or install any signs, banners, canopy, window or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises. Tenant shall not place, erect or maintain on the doors, any exterior surface, or in any vestibule any sign, lettering, declaration or advertising except as permitted herein. All signs, decorations and advertising media shall conform in all respects to the sign criteria established by Landlord for the Property from time to time in the exercise of its sole discretion and shall be subject (i) to the prior written approval of Landlord as to construction, method of attachment, size, shape, height, lighting, color, and general appearance, which approval shall not be unreasonably withheld, and (ii) to the approval of any applicable governmental authorities. All signs shall be kept in good condition and in proper operating order at all times.

     11.2 Removal of Signs. Upon Tenant's vacating the Premises, or the removal or alteration of its sign for any reason, Tenant shall be responsible for the repair, painting, and/or replacement of the Building fascia surface where signs are attached.

     11.3 Advertising Premises for Rent. During the period that is three (3) months prior to the end of the Lease Term, and at any time Tenant is in default hereunder, Landlord shall have the right to erect on the Premises signs indicating that the Premises are available for lease (to be referred to herein as the "For Lease" signs).

     11.4 Signage Allowance. After the installation of any exterior signage on the Building by Tenant (which signage must be in compliance with the terms of this Section 11), Tenant shall provide Landlord with copies of invoices for the cost of any such signs, and Landlord shall pay Tenant Nine Thousand Dollars ($9,000.00) (the "Signage Allowance") within thirty (30) days after receipt of such invoices, and Landlord expressly agrees that any signs so installed by Tenant shall not become a permanent fixture of the Building upon the expiration or earlier termination of this Lease.

     ARTICLE XII. UTILITIES.

     12.1 Landlord's Responsibilities. Landlord agrees to cause to be provided and maintained the necessary mains, conduits and other facilities necessary to supply water, electricity, gas (if applicable), telephone service and sewage service to the Premises, subject to any provisions contained in Exhibit C. Landlord shall not be responsible for providing any meters or other devices for the measurement of utilities supplied to the Premises. Tenant shall, at Tenant's sole cost and expense, make application and arrange for the installation of all such meters or other devices.

     12.2 Tenant's Responsibilities. Tenant shall be solely responsible and promptly pay all charges for electricity, water, gas, telephone service, sewage service and other utilities furnished to the Premises (including without limitation, all tap fees and similar assessments made in connecting the Premises to such utilities, and all taxes, levies and other charges upon such utilities) and shall promptly pay any maintenance charges therefor. Landlord may, if it so elects, furnish one or more utility services to Tenant, by submetering or otherwise, and in such event Tenant shall purchase such services as are tendered by Landlord, and shall pay on demand as Additional Rent the rates established therefor by Landlord which shall not exceed the rates which would be charged for the same services if furnished directly by the local public utility companies. Landlord may at any time discontinue furnishing any such service without obligation to Tenant other than to connect the Premises to the public utility, if any, furnishing such service.

     12.3 Interruption of Service. Landlord reserves the right to cut off and discontinue, upon notice to Tenant, any utility services furnished by Landlord at any time when Tenant has failed to pay Rent due under this Lease. Landlord shall not be liable for damages resulting from or arising out of any such discontinuance and the same shall not constitute a termination of this Lease nor an actual or constructive eviction of Tenant. Landlord shall not be liable to Tenant, or any other person or entity whatsoever, for abatement of rent as a result of, or for any other loss or damages whatsoever occurring in connection with, any interruption or failure whatsoever in utility services, whether the same has become unavailable from any public utility company or other utility provider, or is due to the making of necessary repairs, improvements or other causes beyond Landlord's control, and Tenant shall comply with all terms and provisions of this Lease notwithstanding any such failure or interruption. No such failure or interruption shall constitute a termination of this Lease or an actual or constructive eviction of Tenant.

     ARTICLE XIII. INSURANCE.

     13.1 Tenant's Insurance. Tenant shall procure and maintain throughout the Term, at its sole cost and expense: (i) a policy of comprehensive general public liability insurance, including an all-risk legal liability endorsement, and an assumed contractual liability endorsement, insuring both Tenant and Landlord (and all persons, firms and corporations designated by Landlord) as an additional insured, against all claims, demands or actions arising out of or in connection with occurrences within the Premises, Tenant's use or occupancy of the Premises, the condition of the Premises, the acts or omissions of Tenant and its agents, employees and contractors in the Premises and elsewhere in the Property, and for liabilities assumed under this Lease, the limits of such policy or policies to be in an amount not less than One Million Dollars ($1,000,000) in respect of bodily injury to, personal injury to or death of any one person, and in an amount not less than Two Million Dollars ($2,000,000) in respect of bodily injuries, personal injuries and/or death(s) occurring in any one occurrence or disaster, and in an amount not less than One Million Dollars ($1,000,000) in respect of property damaged or destroyed; (ii) fire and extended coverage insurance covering the full replacement value of all alterations, additions, partitions, improvements, equipment, furniture, fixtures and inventory made or placed by Tenant in the Premises against "all-risk" of physical loss and covering loss of income or business interruption losses; (iii) insurance covering glass breakage in the Premises; and (iv) worker's compensation insurance with limits no less than that required by law. All such policies shall be written by insurance companies licensed to do business in the state in which the Property is located and from a responsible company having a Best's Guide rating of at least A+ or better and which is otherwise satisfactory to Landlord. Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days prior to cancellation of such insurance, and the liability policy shall contain an assumed contractual liability endorsement. Tenant's liability policy shall include, without limitation, coverage for premises and operations, products and completed operations, blanket contractual, personal injury, operation, ownership, maintenance and use of owned, non-owned and hired automobiles, bodily injury and property damage, as aforesaid. All insurance policy(ies) required under this Section 13.1 shall (i) contain a cross-liability endorsement, (ii) contain a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, (iii) be written on an "occurrence" basis and not on a "claims-made" basis, (iv) contain a waiver by the insurer of any right of subrogation against Landlord, its agents, employees or representatives, as contemplated by Section 15.6, below and (v) provide that, at the election of Landlord's mortgagee, the proceeds of any insurance will be paid to a trustee or depository designated by Landlord's mortgagee. At Landlord's election, Tenant shall also name Landlord's mortgagee as loss payee under all fire and extended coverage policies, and as an additional insured under all general public liability policies of insurance, as its interest may appear. Such policies or duly executed certificates of insurance shall promptly be delivered to Landlord, and in all events, prior to the Commencement Date, and renewals thereof shall be delivered to Landlord at least thirty (30) days prior to the expiration of the respective policy terms. Tenant's failure to carry the insurance required under this Section 13.1 shall constitute an Event of Default under this Lease without requirement of notice or an opportunity to cure. In addition to the remedies provided in Article XIX of this Lease, upon such failure by Tenant, Landlord may, but is not obligated to, obtain such insurance on behalf of the parties hereto, whereupon Tenant shall pay to Landlord upon demand as Additional Rent the premium cost thereof plus interest thereon at the Default Rate (as defined in Section 25.2, below).

     13.2 Cost of Landlord's Insurance. Tenant agrees to pay its Proportionate Share of increases in Landlord's cost of the property and liability insurance carried by Landlord from time to time with respect to the Property (including, without limitation, all buildings, other improvements and the Common Areas) above such insurance costs during the Base Year. Such insurance shall include, without limitation, fire and extended coverage insurance, (including, without limitation, extended and broad form coverage risks, mudslide, land subsidence, volcanic eruption, flood and earthquake) and comprehensive general public liability insurance and excess liability insurance, including liability insurance for personal injury, death, auto, and property damage, in such amounts as Landlord deems necessary or desirable (the foregoing is hereinafter collectively referred to as "Insurance"). During each month of the Lease Term (except during the Base Year), Tenant shall make a monthly payment to Landlord equal to one-twelfth (1/12) of its Proportionate Share of the increases in Insurance costs on the Property which will be due and payable for that particular year. Tenant authorizes Landlord to use the funds deposited with Landlord under this section to pay the cost of Insurance. Each Insurance payment shall be due and payable at the same time as, and in the same manner as, the payment of Base Rent as provided herein. The initial monthly Insurance payment is based upon Landlord's good faith estimate of Tenant's Proportionate Share increase in Insurance costs for the Property for the Base Year, and the monthly Insurance payment is subject to increase or decrease as determined by Landlord to reflect accurately Tenant's estimated Proportionate Share of the increases in Insurance costs. If, following Landlord's receipt of the actual insurance premiums for a Calendar Year, Landlord determines that Tenant's total Insurance payments are less than Tenant's actual Proportionate Share of the increase in Insurance costs, Tenant shall pay to Landlord upon demand the difference; if the total Insurance payments of Tenant are more than Tenant's actual Proportionate Share of the increases in Insurance costs, Landlord shall retain such excess and credit it to Tenant's future Insurance payments, except in the case of the last year of the Term, in which event Landlord shall refund such excess to Tenant. The foregoing notwithstanding, Landlord shall carry fire and casualty insurance covering the Building for full replacement value (which coverage may contain deductibles and/or coinsured amounts) throughout the Term of this Lease.

     13.3 Increases in Coverage. Landlord shall have the right, from time to time as Landlord shall determine, but not more often than once annually, to increase the policy limits for all insurance which Tenant is required to obtain under this Article XIII, to such amount as Landlord determines is comparable to the policy limit requirements of other properties of comparable size, location and character as the Property, or as is otherwise required by the holder or beneficiary of any first deed of trust or first mortgage interest in the Property.

     ARTICLE XIV. NON-LIABILITY FOR CERTAIN DAMAGES.

     14.1 Non-Liability for Certain Conditions. Landlord and Landlord's partners, agents, employees, officers and directors shall not be liable to Tenant or any other person or entity whomsoever for any injury to person or damage to property caused by the Premises or other portions of the Property becoming out of repair or damaged, or by defect in or failure of equipment, pipes or wiring, or broken glass, or by the backing up of drains or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Premises irrespective of the cause. To the extent Landlord would otherwise be required by Maryland law or common law to correct any latent or patent defects in the Premises or in the Building of which they form a part, any obligation on the part of Landlord to correct such latent or patent defects in the Premises or in the Building shall not extend beyond one (1) year from the date the Premises are deemed Ready for Occupancy, whether or not such defects are discovered within such one (1) year period; provided that the other terms of this Lease shall in all events govern Landlord's and Tenant's respective responsibilities and monetary obligations in connection with the construction of initial leasehold improvements to the Premises, correction of "punch-list" items, and any subsequent repairs and maintenance to the Premises and the Building.

     14.2 Non-Liability for Certain Occurrences. Landlord and Landlord's partners, agents, employees, officers and directors shall not be liable to Tenant or to Tenant's employees, agents or visitors, or to any person or entity whomsoever, for injury to person or damage to or loss of property (i) occurring in, on or about the Premises, regardless of the cause, (ii) occurring within the Common Area, if caused by the negligence or misconduct of Tenant, its officers, partners, employees, agents, subtenants, licensees or concessionaires, (iii) arising out of the use of the Premises by Tenant and the conduct of its business therein, (iv) arising out of any breach or default by Tenant in the performance of its obligations hereunder, or (v) occasioned by or through the acts or omissions of other tenants of the Property or of any other persons or entities whomsoever, excepting only the negligence or willful misconduct of duly authorized employees and agents of Landlord to the extent the same is not covered under insurance Tenant is required to carry pursuant to Section 13.1, above; and, in any of such events, Tenant hereby agrees to indemnify Landlord and Landlord's partners, agents, employees, officers and/or directors and hold each of them harmless from any and all liability, loss, damage, claim, action or expense (including, without limitation, all court costs and attorneys' fees) arising out of such damage or injury due to any of the causes described above (other than those described in clause (v), above). The provisions of this section shall survive the termination of this Lease with respect to any claims or liability attributable to acts, omissions, occurrences and/or conditions existing or occurring prior to such termination.

     14.3 Non-Liability for Business Interruption. In no event shall Landlord, or any of Landlord's partners, agents, employees, officers and directors, be liable to Tenant or any of its agents, employees, contractors, officers or directors for any lost profits or other loss suffered by Tenant, due to any interruption in Tenant's business operation from the Premises (hereinafter, collectively and/or individually a "Business Interruption Loss"), whether caused by the acts or omissions of Landlord, or its agents, employees, contractors, officers and/or directors, or by any other cause (other than Landlord's intentional misconduct), it being acknowledged that Tenant is capable of obtaining business interruption insurance covering such Business Interruption Loss(es) including a waiver of subrogation endorsement.

         Notwithstanding the foregoing to the contrary, if, pursuant to a final, non-appealable judgment in a court of competent jurisdiction, it is determined that Landlord's negligence or willful misconduct (i) caused Tenant to incur any Business Interruption Loss, and (ii) prevented Tenant from operating its business in twenty percent (20%) or more of the leasable area of the Premises for at least five (5) consecutive business days, then commencing after such fifth (5th) consecutive business day after Tenant is prevented from operating its business in such portion of the Premises through the date Tenant is able to recommence operations from such applicable portion of the Premises, or would have been able to recommence such operations in the exercise of diligent efforts, whichever first occurs, and regardless of whether Tenant actually elects to recommence operations therein, the Base Rent otherwise payable with respect to the affected part of the Premises shall be abated during such period. For purposes of this Section 14.3, (i) a Business Interruption Loss which prevents Tenant from operating the main computer area within the Premises (i.e., the area in which Tenant's main computer systems are located and operate) shall be deemed to be a Business Interruption Loss affecting more than twenty percent (20%) of the Premises and shall be deemed to affect all portions of the Premises whose operation is dependent upon such main computer systems and which in fact cease to be used as a result thereof, and (ii) in calculating the "affected area of the Premises" for purposes of measuring the Base Rent abatement under this Section, in addition to those office areas which are rendered unusable and which are in fact not used by Tenant as a result of a business interruption caused by Landlord's negligence or willful misconduct, the Base Rent abatement shall also apply to that percentage of the commonly enjoyed portions of the Premises (such as, but not limited to, restroom areas, kitchens, cafeterias, etc.) which corresponds to the percentage of office areas within the Premises which were rendered unusable due to such interruption in Tenant's business operation from the Premises. By way of hypothetical example only, if 80% of the Premises is office area, the remaining 20% of the Premises is a commonly enjoyed area, and a business interruption caused by Landlord's negligence and which affects the main computer room renders 60% of the office area (or 48% of the Premises as a whole) unusable for a period of ten (10) consecutive business days (and the same is in fact not used by Tenant during such period), Base Rent shall be abated for five
(5) days with respect to 60% of the entire Premises (48% of the Premises being the affected office area and 12% being 60% of the commonly enjoyed portions). Tenant acknowledges that it shall have a duty to use diligent efforts to minimize the duration and scope of any such business interruption. Landlord shall have no liability for any Business Interruption Loss of Tenant except as set forth in this Section 14.3.

     14.4 Saving Clause. In the event (but solely to the extent) the limitations on Landlord's liability set forth in Article XIV of this Lease would be held to be unenforceable or void under Maryland law in the absence of a modification holding the Landlord liable to Tenant or to another person for injury, loss, damage or liability arising from Landlord's omission, fault, negligence or other misconduct on or about the Premises, or other areas of the Building appurtenant thereto or used in connection therewith and not under Tenant's exclusive control, then such provision shall be deemed modified as and to the extent (but solely to the extent) necessary to render such provision enforceable under applicable Maryland law. The foregoing shall not affect the application of 19.9 of this Lease to limit the assets available for execution of any claim against Landlord, or otherwise.

     ARTICLE XV. DAMAGE BY CASUALTY

     15.1 Notice to Landlord. Tenant shall give immediate written notice to Landlord of any damage caused to the Premises by fire or other casualty.

     15.2 Landlord's Obligation to Repair and Rebuild. In the event that the Premises are damaged or destroyed by fire or other casualty insurable under standard fire and extended coverage insurance and Landlord does not elect to terminate this Lease as hereinafter provided, Landlord shall proceed with reasonable diligence to rebuild and repair the Premises, and in such event Tenant shall pay its Proportionate Share of the deductible applicable under Landlord's insurance with respect to any such casualty, unless Tenant or another tenant (or the employees, agents, contractors, concessionaires, licensees or subtenants of Tenant or any other tenant), or Landlord (or its employees, agents and/or contractors), is or are responsible for such casualty by way of negligence or willful misconduct, in which event the responsible party shall pay the entire amount of the deductible upon demand. If the Building in which the Premises is located shall (i) be destroyed or substantially damaged by a casualty not covered by Landlord's insurance, or (ii) be destroyed or rendered untenantable to an extent in excess of fifty percent (50%) of the floor area by a casualty covered by Landlord's insurance, or (iii) be damaged to such extent that the remaining term of this Lease is not sufficient to amortize the cost of reconstruction, or (iv) be damaged due to the willful misconduct of Tenant or any party acting by, through or under Tenant, then Landlord may elect to either terminate this Lease as hereinafter provided or to proceed to rebuild and repair the Premises. Should Landlord elect to terminate this Lease, it shall give written notice of such election to Tenant within ninety (90) days after the occurrence of such casualty. If Landlord should not elect to terminate this Lease, Landlord shall proceed with reasonable diligence to rebuild and repair the Premises, utilizing insurance proceeds for such purpose, and Tenant agrees to make available to Landlord any insurance proceeds it is entitled to for such purposes. In the event of any damage or destruction to the Premises, Tenant shall, upon notice from Landlord, forthwith remove, at Tenant's sole cost and expense, such portion or all of Tenant's shelves, bins, machinery and other trade fixtures and all other property belonging to Tenant or Tenant's licensees from such portion or all of the Premises as Landlord shall request.

     15.3 Tenant's Obligation to Repair and Rebuild. Landlords' obligation to rebuild and repair under this Article XV shall in all events be limited to restoring Landlord's Work as described in Exhibit C to substantially the condition in which the same existed prior to the casualty, and shall be further limited to the extent of the insurance proceeds available to Landlord for such restoration (provided (i) Landlord shall use commercially reasonable and diligent efforts to maximize its recovery under any such insurance policy, and
(ii) if Landlord receives insufficient insurance proceeds to fully restore Landlord's Work as described in Exhibit C to substantially the condition in which the same existed prior to the casualty, and Landlord does not wish to contribute additional equity in order to achieve such level of restoration, Landlord shall so notify Tenant, and Tenant shall have the right, for a period of ten (10) days after receiving such notification from Landlord, to terminate this Lease by written notice to Landlord, whereupon all rights and obligations thereafter arising under this Lease shall cease and terminate as of the date of such notice). If Tenant does not elect to terminate this Lease within such ten
(10) day period, then Landlord's restoration obligation shall be limited to the amount of such insurance proceeds. If Landlord does not notify Tenant that it has insufficient insurance proceeds to fully restore Landlord's Work as described in Exhibit C to substantially the condition in which the same existed prior to the casualty, then Landlord shall be deemed to have agreed to fully restore Landlord's Work as described in Exhibit C to substantially the condition in which the same existed prior to the casualty, without such limitation to the amount of insurance proceeds being applicable. Tenant agrees that promptly after completion of such work by Landlord, it will proceed with reasonable diligence and at its sole cost and expense to rebuild, repair and restore its signs, fixtures and equipment and other items of Tenant's Work as described in Exhibit C.

     15.4 Continuance of Tenant's Business. Tenant agrees that during any period of reconstruction or repair of the Premises it will continue the operation of its business within the Premises to the extent practicable. During the period from the occurrence of the casualty until Landlord's repairs are completed, the Base Rent shall be reduced in proportion to the floor area of the Premises which is rendered untenantable by virtue of such casualty; however, there shall be no abatement of the Additional Rent or other charges provided for herein.

     15.5 Requirements of Mortgagee. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right, at its sole option, to (i) terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made or first attempted to be enforced by any such holder, whereupon all rights and obligations hereunder shall cease and terminate as of the date of such notice (other than those provisions which are expressly stated to survive termination of this Lease), or (ii) delay reconstruction until such time as it is able to procure construction financing therefor, in which event this Lease shall remain in full force and effect prior to and after completion of such reconstruction.

     15.6 Waiver of Subrogation. Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them, by way of subrogation or otherwise, from any loss or damage to property caused by fire or any other perils insured under policies of insurance covering such property, even if such loss or damage is attributable to the fault or negligence of the other party, or anyone for whom such party may be responsible, including any other tenants or occupants of the Property. The foregoing notwithstanding, this mutual release shall be applicable and in force and effect only to the extent lawful at the time any claim is made, and in any event only with respect to loss or damage occurring during such times as the releasor's policies shall contain a clause or endorsement providing that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder. Landlord and Tenant shall request its insurance carriers to include in its policies such a clause or endorsement. If additional cost shall be charged therefor, the party responsible for procuring such insurance shall pay such additional costs.

     ARTICLE XVI. EMINENT DOMAIN

     16.1 Substantial Taking. If more than twenty percent (20%) of the floor area of the Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, this Lease shall terminate and the Rent (excluding Rent accruing with respect to the period prior to the date of such termination) shall be abated during the unexpired portion of this Lease, effective on the date physical possession is taken by the condemning authority.

     16.2 Partial Taking. If less than twenty percent (20%) of the floor area of the Premises should be taken as aforesaid, this Lease shall not terminate; however, the Base Rent payable hereunder during the unexpired portion of this Lease shall be reduced in proportion to the area taken, effective on the date physical possession is taken by the condemning authority. Following such partial taking, Landlord shall make all necessary repairs or alterations within the scope of Landlord's Work as described in Exhibit C necessary to make the Premises an architectural whole.

     16.3 Common Area Condemnation. If any part of the Common Area shall be taken as aforesaid, this Lease shall not terminate, nor shall the Rent payable hereunder be reduced; provided, however, either Landlord or Tenant may terminate this Lease if the area of the Common Area remaining following such taking plus any additional parking area provided by Landlord in reasonable proximity to the Property shall be less than fifty percent (50%) of the area of the Common Area immediately prior to the taking. Any election to terminate this Lease in accordance with this provision shall be evidenced by written notice of termination delivered to the other party within thirty (30) days after the date physical possession is taken by the condemning authority.

     16.4 Condemnation Award. All compensation awarded for any taking for public purposes, whether permanent or temporary (or the proceeds of private sale in lieu thereof), of the Premises or Common Area shall be the property of Landlord, and Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business, relocation expenses and/or for the taking of Tenant's fixtures and other personal property of Tenant if a separate award for such items is made to Tenant and does not diminish the award payable to Landlord. Tenant shall in no event be entitled to any award made for the value of the unexpired Term of this Lease.

     16.5 Requirements of Mortgagee. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the condemnation proceeds be applied to such indebtedness in lieu of application for costs of necessary alterations and reconstruction, then Landlord shall have the right, at its sole option, to (i) terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made or first attempted to be enforced by any such holder, whereupon all rights and obligations hereunder shall cease and terminate as of the date of such notice (other than those provisions which are expressly stated to survive termination of this Lease), or (ii) delay alterations and reconstruction until such time as it is able to procure construction financing therefor, in which event this Lease shall remain in full force and effect prior to and after completion of such reconstruction.

     ARTICLE XVII. ASSIGNMENT AND SUBLETTING

     17.1 Generally.

         (a) Tenant shall not assign or transfer all or any portion of its legal or equitable interest in this Lease or in the Premises, nor sublet all or any portion of the Premises, nor enter into any management or similar contract which provides for a direct or indirect transfer of operating control over the business operated in the Premises, without the prior written consent of Landlord. Notwithstanding the foregoing, Landlord shall not unreasonably withhold its consent to any proposed assignment or sublease if the proposed assignee or subtenant satisfies all of the following criteria: (A) the proposed assignee or sublessee has a net worth of at least Five Million Dollars ($5,000,000) (as documented by financial statements prepared according to generally accepted accounting principles consistently applied), and it otherwise appears that the proposed assignee or subtenant will be able to meet its financial and other obligations under this Lease after such assignment or sublease; (B) the proposed assignee's or subtenant's use of the Premises shall be the Permitted Use hereunder, or a general office use; (C) the proposed assignee or subtenant shall not have a history of landlord/tenant problems (such as, but not limited to, defaults, evictions, other disputes) with Landlord or other landlords; (D) the proposed assignee or subtenant shall have reasonable prior successful operating experience; (E) the proposed assignment or sublease shall not involve the payment of Rent for the applicable portion of the Premises at a rental rate which is less than eighty percent (80%) of the market rate for comparable space; and (F) the proposed assignee or subtenant shall not be an existing tenant, or the affiliate of an existing tenant, in the Project.

         (b) Any assignment, sublease or other such transfer without Landlord's prior written consent shall be voidable, and, at Landlord's election, shall constitute a Default of Tenant hereunder. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights with respect to any subsequent assignment or subletting. The term "sublet" shall be deemed to include the granting of licenses, concessions, and any other rights of occupancy of any portion of the Premises.

     17.2 Proposal Notice and Landlord's Rights. In the event Tenant shall desire to assign this Lease, or to sublet all or any portion of the Premises, to any person, firm, corporation or entity, Tenant shall deliver written notice by registered mail, return receipt requested, to Landlord identifying the proposed assignee or sublessee (the "Proposal Notice"), which Proposal Notice shall include, inter alia, current financial and other information with respect to the financial ability, operating experience and business reputation of the proposed assignee or sublessee sufficient for Landlord to evaluate the proposal; a form of assignment and assumption agreement, or sublease agreement, for Landlord's review and approval; and a certificate from the Tenant's Chief Executive Officer certifying that the proposed assignee shall continue to use the Premises strictly in accordance with the uses permitted hereby. It is expressly agreed that Landlord shall have no obligation to consent to or otherwise respond to any proposed assignment or sublease in the event of Tenant's failure to deliver a Proposal Notice to Landlord completed in accordance with this Section 17.2. Within thirty (30) days after receipt of the Proposal Notice, Landlord shall, in its sole discretion, elect by written notice to Tenant either to (1) consent to such proposed assignment or sublease; (2) terminate this Lease; or (3) deny its consent to such proposed assignment or sublease (which denial shall be at Landlord's sole exclusive judgment), in which event Tenant shall continue to be bound by the terms of this Lease. In the event Landlord shall elect to terminate this Lease: (i) this Lease and the term hereof shall terminate as of a date designated by Landlord, which is not less than sixty (60) nor more than one hundred eighty (180) days after the date of Landlord's notice of its election to terminate; (ii) Tenant shall be released from all liability under the lease with respect to the period after the date of termination (other than indemnities and obligations of Tenant which expressly survive termination of this Lease, as set forth herein); (iii) all Base Rent, Additional Rent and other charges shall be prorated to the date of such termination; and (iv) upon such termination date, Tenant shall surrender the Premises to Landlord in accordance with Article XXI hereof.

     17.3 Proceeds of Assignment. All cash or other proceeds of any assignment, subletting, or other transfer in excess of the rentals called for hereunder, and all cash or other proceeds of any other transfer of Tenant's interest in this Lease, shall be paid to Landlord as received by Tenant, whether such assignment, subletting or other transfer is consented to by Landlord or not, unless Landlord agrees to the contrary in writing, and Tenant hereby assigns all rights it might have or ever acquire in any such proceeds to Landlord. This Section 17.3 shall not apply to any transaction which is either permitted under, or is not deemed to be an "assignment" as a result of the application of, Section 17.7 of this Lease, below.

     17.4 Additional Restrictions on Assignment. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments and sublettings. Notwithstanding any assignment or subletting, Tenant and any guarantor of Tenant's obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of all Rent and other monetary obligations herein specified and for the compliance with and performance of all of its other obligations under this Lease. Upon any subletting or assignment by Tenant in accordance with the terms hereof, any and all renewal options, expansion options, rights of first refusal and/or exclusive use provisions herein contained shall immediately become null and void. Landlord shall be entitled to reimbursement by Tenant for reasonable fees incurred by Landlord for the processing of any requests for assignment or subletting by Tenant, including but not limited to attorney's fees.

     17.5 Prohibition on Leasehold Mortgages. Tenant shall not mortgage, pledge or otherwise encumber its interest in this Lease or in the Premises, and any such mortgage, pledge or encumbrance shall be void and of no force and effect.

     17.6 Assignment by Landlord. In the event of the transfer or assignment by Landlord of its interest in this Lease and in the Building containing the Premises to a person or entity assuming Landlord's obligations under this Lease, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations. Any security given by Tenant to secure performance of Tenant's obligations hereunder may be assigned and transferred by Landlord to such successor in interest, and Landlord shall thereby be discharged of any further obligation relating thereto.

     17.7 Permissive Transfers and Public Offerings. Notwithstanding Sections
17.1 - 17.4 to the contrary, Tenant shall have the right, without Landlord's consent and free from any requirement that Tenant share any proceeds of such assignment with Landlord, to assign this Lease to any "Corporate Affiliate" (as hereinafter defined), provided that (A) the Permitted Use of the Premises remains the same, (B) such the transfer to any such Permitted Assignee is not orchestrated by or an behalf of Tenant in order to effectuate a transfer or assignment of this Lease to a third party which would otherwise be subject to Landlord's consent and/or recapture rights hereunder, (C) the Permitted Assignee has a net worth at least equal to Five Million Dollars ($5,000,000), as documented by financial statements prepared in accordance with generally accepted accounting principles consistently applied, (D) such assignment shall not relieve or discharge Tenant of or from any of the obligations or liabilities of the "Tenant" under or with respect to this Lease, whether arising before or after such assignment, (E) Tenant shall notify Landlord of any assignment permitted under this Section 17.7 within a reasonable time prior thereto, and shall provide Landlord with a copy of the executed assignment instrument in a prompt fashion, (F) such permitted assignment shall not relieve Tenant of the obligation to obtain Landlord's consent to any subsequent assignment or sublease, and (G) the assignment instrument shall provide, and the assignee shall in all events be deemed to have agreed with Landlord, that the assignee shall be bound by (and shall be directly liable to Landlord for) all of the obligations of "Tenant" under this Lease. For purposes of this Section, the phrase "Corporate Affiliate" shall mean and refer to any parent corporation of, subsidiary corporation of, or other person or entity which controls, is controlled by, or is under common control with, Tenant, or any corporation or entity into which Tenant may be merged or consolidated, or which acquires all or substantially all of the ownership interests or assets of Tenant. If Tenant is a corporation, any dissolution, merger, consolidation, or other reorganization of Tenant, or the sale or other transfer of the controlling percentage of the capital stock of Tenant (collectively and/or individually, a "Corporate Event"), shall be deemed an assignment of this Lease which shall be permissible as a matter of right only if it meets the foregoing criteria set forth in this Section 17.7 (and which shall otherwise be subject to the consent requirements set forth in Section 17.1 and 17.2 hereof). The phrase "controlling percentage" shall mean the ownership of, and the right to vote, stock possessing at least fifty-one percent (51%) of the total combined voting power of all classes of Tenant's capital stock issued, outstanding, and entitled to vote for the election of directors. In addition, and notwithstanding Section 17.1 of this Lease to the contrary (and without obligation to share any proceeds thereof, as otherwise contemplated in Section 17.3, above, Landlord agrees that neither (i) the offer and sale by Tenant of any stock pursuant to an effective registration statement under the Securities Act of 1933 (whether the same is an initial public offering or subsequent offering), nor (ii) the offer and sale by Tenant of stock through a private placement in accordance with applicable securities laws, shall constitute an assignment of this Lease, and therefore shall not require the consent or approval of Landlord.

     17.8 Sale of Accounts in Ordinary Course of Business. Landlord acknowledges that Tenant is in the business of selling assets or accounts to securitized pools as its primary business, and any such sale or sales in the ordinary course of Tenant's business shall in no event constitute an assignment hereunder.

     ARTICLE XVIII. TAXES

     18.1 Personal Property and Fixtures. Tenant shall be liable for all taxes levied against personal property and trade fixtures placed by Tenant in the Premises. If any such taxes are levied against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal and trade fixtures placed by Tenant in the Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

     18.2 Tax Payment. Tenant agrees to pay its Proportionate Share of all increases in taxes, assessments and governmental charges of any kind and nature whatsoever levied or assessed against the Property, any other charges, taxes and/or impositions now in existence or hereafter imposed by any governmental authority based upon the privilege of renting the Premises or upon the amount of rent collected therefor, and any tax, fee, levy, assessment or charge which is imposed as the result of the transfer of the leasehold interest in the Premises created by this Lease (all of the foregoing being hereinafter referred to collectively as "Taxes") above the Taxes in the Base Tax Year. Taxes shall also be deemed to include any special taxing district assessment which is imposed in order to fund public facilities for the area in which the Property is located. During each month of the Term (except during the Base Tax Year), Tenant shall make a monthly payment to Landlord equal to one-twelfth (1/12) of its Proportionate Share of the increase in Taxes on the Property which will be due and payable for that particular year (the "Tax Payments"). Tenant authorizes Landlord to use the funds deposited with Landlord under this Section 18.2 to pay the Taxes levied or assessed against the Property. Each Tax Payment shall be due and payable at the same time and in the same manner as the time and manner of the payment of Base Rent as provided herein. The initial monthly Tax Payment is based upon Tenant's Proportionate Share of the increases of Taxes on the Property in the Base Tax Year as estimated by Landlord in good faith, and the monthly Tax Payment is subject to increase or decrease as determined by Landlord to reflect accurately Tenant's Proportionate Share of the increases in Taxes. If following Landlord's receipt of all Tax bills for any fiscal tax year Landlord determines that Tenant's total Tax Payments for such period are less than Tenant's actual Proportionate Share of the increases in Taxes on the Property, Tenant shall pay to Landlord the difference upon demand; if the total Tax Payments of Tenant exceed Tenant's actual Proportionate Share of the increases in Taxes on the Property, Landlord shall retain such excess and credit it to Tenant's future Tax Payments.

     18.3 Tax Consultant; Taxes Contested by Landlord. Landlord shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the Property. Tenant shall pay to Landlord upon demand from time to time, as Additional Rent, the amount of Tenant's Proportionate Share as of the cost of such service. Additionally, if Landlord reasonably believes that contesting a tax assessment will result in a reduction in taxes, Landlord shall have the right to contest any tax assessment, valuation or levy against the Property, and to retain legal counsel and expert witnesses to assist in such contest and otherwise to incur reasonable expenses in such contest, and Tenant shall pay upon demand Tenant's Proportionate Share of any reasonable fees, expenses and costs incurred by Landlord in contesting any assessments, levies or tax rate applicable to the Property or portions thereof whether or not such contest is successful. In the event such contest results in a refund of Taxes in any year, Tenant shall be entitled to receive its Proportionate Share of such refund, pro-rated for the period with respect to which Tenant paid its share of the increases in Taxes for such year, after deducting from the refund all fees, expenses and costs incurred by Landlord in such contest.

     18.4 Payment for Partial Year. Any payment to be made pursuant to this
Article XVIII with respect to the real estate tax year in which this Lease commences or terminates shall bear the same ratio to the payment which would be required to be made for the full tax year as that part of such tax year covered by the Term of this Lease bears to a full tax year.

     ARTICLE XIX. EVENTS OF DEFAULT AND REMEDIES

     19.1 Events of Default by Tenant and Remedies. Each of the following events shall be deemed to be an "Event of Default" or a "Default" by Tenant under this Lease, without notice from Landlord to Tenant or any right to cure the same on the part of Tenant unless specified below:

         (1) If Tenant shall fail (i) to pay any installment of Rent or any other amount payable to Landlord hereunder as and when herein provided, (ii) to obtain the insurance coverage required hereunder, or (iii) to comply with the provisions of Sections 7.5 and 7.6 regarding Hazardous Waste and environmental covenants.

         (2) If Tenant or any guarantor of Tenant's obligations under this Lease shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

         (3) If Tenant, Tenant's guarantor or any permitted sublessee or assignee, shall (i) make an assignment for the benefit of creditors, (ii) file or acquiesce in a petition in any court (whether or not pursuant to any statute of the United States or of any State) in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings, (iii) make an application in any such proceedings for or acquiesce in the appointment of a trustee, receiver or similar officer for it or all or any portion of its property, or (iv) have been a "debtor" in any voluntary and involuntary bankruptcy proceeding on the date of execution of this Lease without having disclosed the same to Landlord in writing prior to such date.

         (4) If any petition shall be filed against Tenant, Tenant's guarantor or any permitted sublessee or assignee (whether or not pursuant to any statute of the United States or any State) in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings and such proceedings shall not be dismissed, discontinued, or vacated within thirty (30) days after such petition is filed.

         (5) If in any proceedings, pursuant to the application of any party other than Tenant or Tenant's guarantor in which neither of them acquiesce, a receiver, trustee or other similar officer shall be appointed for Tenant or Tenant's guarantor or for all or any portion of the property of either and such receivership or trusteeship shall not be set aside within thirty (30) days after such appointment.

         (6) If a receiver or Trustee shall be appointed for all of the Premises or for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations under this Lease.

         (7) If Tenant shall vacate or abandon the Premises, or permit the same to remain unoccupied and unattended, or shall remove or attempt to remove or manifest an intent to remove, not in the ordinary course of business, Tenant's goods or property from or out of the Premises.

         (8) If Tenant shall create or suffer the creation of a lien upon the Premises in violation of Article XX hereof.

         (9) If the business operated by Tenant shall be suspended for a period in excess of fifteen (15) consecutive days, or be closed for failure to pay any State sales tax as required or for any other reason.

         (10) If Tenant shall be a corporation and shall fail to remain in good standing in the state in which the Property is located or the state of its incorporation, or shall, if a foreign corporation, fail to qualify to transact business and/or maintain a duly registered agent in the state in which the Property is located.

         (11) If any execution, levy, attachment, or other process of law shall occur upon Tenant's goods, fixtures or interest in the Premises.

         (12) If Tenant shall fail to deliver an estoppel certificate to Landlord within five (5) days after Landlord's request therefor, pursuant to the requirements of Section 29.9 hereof.

         (13) If Tenant shall fail to vacate and surrender the Premises upon expiration of the Term, or earlier termination thereof pursuant to any of the provisions of this Lease.

         (14) If Tenant shall at any time be in breach or default in the observance or performance of any of the other covenants and/or agreements required to be performed and/or observed by Tenant hereunder for a period of ten
(10) days; provided that if such default is curable but shall reasonably require more than ten (10) days to cure, Tenant shall be afforded an additional time period to effect such cure, not to exceed thirty (30) days, provided Tenant commences to cure the default within the initial ten (10) day period and diligently prosecutes the same to completion.

         Upon the occurrence of any such Event of Default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

              A. Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so Landlord may, without prejudice to any other remedy which Landlord may have for possession or arrearages in rental, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages therefor.

              B. Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor, with or without having terminated this Lease.

              C. Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant's name and on Tenant's behalf, without being liable for prosecution or any claim for damages therefor, and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease (including, but not limited to, collection costs and legal expenses), plus a one-time administrative fee equal to twenty percent (20%) of the amount of such expense, plus interest thereon at the Default Rate, calculated on a per diem basis from the date due until paid, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action.

              D. Alter all locks and other security devices at the Premises without terminating this Lease.

              E. Landlord specifically reserves the right to enter upon and relet the Premises on Tenant's behalf without that action being deemed to have been a termination of this Lease by Landlord.

              F. In addition to the other remedies provided in this Lease, and anything contained herein to the contrary notwithstanding, Landlord shall be entitled to restrain any default or violation, or attempted or threatened default or violation of any of the terms, covenants, conditions or other provisions of this Lease, by injunction, order of specific performance or other appropriate equitable relief.

         19.2 Exercise of Landlord's Remedies. The remedies provided to Landlord hereunder are intended to be cumulative, and may be exercised by Landlord in any order, or simultaneously, without such exercise being deemed or construed as a waiver by Landlord of its right to exercise any other remedy granted to Landlord hereunder (or under applicable laws) with respect to the same Default. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance or surrender of the Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No such alteration of locks or other security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the Premises shall be deemed unauthorized or constitute a conversion or a tortious interference with the business, contracts or operations of Tenant, Tenant hereby consenting, after any Event of Default, to the aforesaid exercise of dominion over Tenant's property within the Premises. All claims for damages by reason of such re-entry and/or repossession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Tenant agrees that any re-entry by Landlord may be pursuant to judgment obtained in unlawful or forcible detainer proceedings, or other legal proceedings, or without the necessity for any legal proceedings, as Landlord may elect, and Landlord shall not be liable in trespass, for tortious interference with business or contract, or otherwise in connection therewith. To the fullest extent permitted by applicable law, Landlord shall have the right to bring an action for unlawful detainer or possession separate from any action brought to recover damages due from Tenant by virtue of its Default, and the bringing of such separate action for unlawful detainer or possession shall in no way prejudice or cut off Landlord's right to seek damages or to exercise any of its other rights and remedies under this Lease after recovering possession of the Premises.

     19.3 Termination of Lease. In the event Landlord elects to terminate this Lease by reason of an Event of Default, then notwithstanding such termination (and in addition to the additional costs and expenses recoverable from Tenant pursuant to Section 19.5 below), Tenant shall be liable for and shall pay to Landlord at the address specified for notice to Landlord herein the sum of all Rent and other amounts payable to Landlord pursuant to the terms of this Lease which have accrued to the date of such termination, plus, as damages, an amount equal to the total Rent (Base Rent and Additional Rent, including Tenant's Proportionate Share of Common Area Costs and Landlord's Insurance payments, the Promotion Fund Charge, and Tenant's Tax Payments hereunder) for the remaining portion of the Term (had such Term not been terminated by Landlord prior to the date of expiration stated in Article I), less the present value of the then fair rental value of the Premises for such period (taking into account likely expenses of reletting, existence of other vacancy within the Property and then current leasing conditions), such present value to be based upon a discount rate of ten percent (10%) per annum. In lieu of the lump sum recovery of damages for future rent measured under the formula set forth in the preceding sentence, but in addition to the additional costs and expenses recoverable from Tenant pursuant to Section 19.5 below, Landlord may, in the event of termination pursuant to this Section 19.3, elect to recover "Indemnity Payments," as defined hereinbelow, from Tenant. For purposes of this Lease "Indemnity Payments" means an amount equal to the Rent and other payments provided for in this Lease which would have become due and owing thereunder from time to time during the unexpired Term less the rent and other payments, if any, actually collected by Landlord and allocable to the Premises. Tenant shall, on demand, make Indemnity Payments monthly, and Landlord may sue for all Indemnity Payments at any time after they accrue, either monthly, or at less frequent intervals. Tenant further agrees that Landlord may bring suit for Indemnity Payments at or after the end of the Term as originally contemplated under this Lease, and Tenant agrees that in such event Landlord's cause of action to recover the Indemnity Payments shall be deemed to have accrued on the last day of the Term as originally contemplated. Tenant hereby irrevocably waives any defense based on application of a statute of limitation with respect to any action on behalf of Landlord to recover such Indemnity Payments as long as such action is brought within the applicable limitation period as measured from the last day of the Term.

     19.4 No Termination. In the event that Landlord elects to repossess the Premises without terminating this Lease, then (in addition to the additional costs and expenses recoverable from Tenant pursuant to Section 19.5 below) Tenant shall be liable for and shall pay to Landlord at the address specified for notice to Landlord herein all Rent and other amounts payable to Landlord pursuant to the terms of this Lease which have accrued to the date of such repossession, plus total Rent (Base Rent and Additional Rent, including Tenant's Proportionate Share of Common Area Costs and Landlord's Insurance payments, the Promotion Fund Charge, and Tenant's Tax Escrow Payments) required to be paid by Tenant to Landlord during the remainder of the Term until the date of expiration of the Term as stated in Article I, diminished by any net sums thereafter received by Landlord through reletting the Premises during said period (after deducting expenses incurred by Landlord as provided in Section 19.5 hereof). In reletting the Premises on Tenant's behalf, Landlord shall be entitled to grant any concessions it deems advisable, including free rent. In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Tenant to Landlord as provided in this Section 19.4 may be brought from time to time on one or more occasions, without the necessity of Landlord's waiting until expiration of the Term, or such action may be brought at or after the end of the Term, in which event Landlord's cause of action to collect such amounts shall be deemed (for purposes of applying any applicable statute of limitations) to have accrued on the last day of such Term, and Tenant hereby waives any defense based on application of a statute of limitations with respect to an action brought by Landlord to recover such amounts, as long as such action is brought within the applicable limitation period as measured from the last day of the Term.

     19.5 Additional Costs and Expenses of Default. Following the occurrence of any Event of Default, Tenant shall also be liable for and shall pay to Landlord, in addition to any sum provided to be paid under Section 19.3 or 19.4, above, above: (i) costs and expenses incurred by Landlord to obtain and secure possession of the Premises; (ii) broker's fees incurred by Landlord in connection with reletting the whole or any part of the Premises; (iii) the costs of removing, storing and/or disposing of Tenant's or other occupant's property;
(iv) the amount of all damages suffered by Landlord as a result of Tenant's Default prior to termination or recovery of the Premises, as the case may be;
(v) the cost of making repairs and replacements required to be made by Tenant hereunder, and of performing all covenants of Tenant relating to the condition of the Premises; (vi) the cost of reasonable repairs, reasonable alterations, reasonable remodeling or other reasonable expenses of putting the Premises into a condition acceptable to a new tenant or tenants; and (vii) all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies at law, equity or hereunder, including reasonable attorneys' fees (which shall be not less than fifteen percent (15%) of all sums then owing by Tenant to Landlord), litigation expenses and court costs.

     19.6 Reletting the Premises. In the event of termination of this Lease or repossession of the Premises after an Event of Default, Landlord shall not have any obligation to relet or attempt to relet the Premises or any portion thereof, or to collect rental after reletting; Landlord may relet the whole or any portion of the Premises for any period, to any tenant, and for any use and purpose, upon such terms as it deems appropriate, and may grant any rental or other lease concessions as it deems advisable, including free rent. Notwithstanding the foregoing to the contrary, in the event of a Default by Tenant hereunder, and provided that (a) Tenant does not contest the Landlord's claim of Default, or any judgment obtained by Landlord against Tenant in connection therewith, and (b) upon such Default, Tenant cooperates fully in vacating and surrendering the Premises to Landlord as required in Article XXI, including but not limited to delivery of all keys to the Premises, then Landlord agrees to use the following efforts to mitigate its damages as a result of such Default (which shall represent the full extent of Landlord's obligation to mitigate damages hereunder): retaining a leasing agent or broker to market the Premises at market terms and conditions, provided that (i) Landlord shall not be obligated to show preference for reletting the Premises over any other vacant space in the Project, (ii) Landlord shall have the right to divide the Premises, or to consolidate portions of the Premises with other spaces, in order to facilitate such reletting, as Landlord deems appropriate, (iii) Landlord shall not have any obligation to use efforts other than commercially reasonable efforts under the circumstances to collect rental after any such reletting, and
(iv) Landlord may relet the whole or any portion of the Premises for any period, to any tenant, and for any use and purpose, upon such terms as Landlord deems appropriate, and may grant any rental or other lease concessions as it deems advisable, including free rent. To the extent a lease acceptable to Landlord for all or any part of the Premises is fully executed and delivered, Tenant's damages hereunder shall be reduced by any net amounts (i.e., net of operating expenses and other out-of-pocket expenses associated therewith) received by Landlord under such lease which are properly allocable to the Premises.

     19.7 Joint and Several Liability. In the event Tenant is comprised of more than one person and/or entity, all such persons and/or entities shall be jointly and severally liable for all of the obligations and liabilities of Tenant under this Lease.

     19.8 Security Deposit. Upon receipt from Tenant of any cash security deposit (or cash proceeds of the Letter of Credit) pursuant to the terms of
Section 1.1(m) above, such Security Deposit shall be held by Landlord without interest as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that such deposit is not an advance payment of rental or a measure of Landlord's damages in the event of any default by Tenant. If at any time during the Term any of the Rent herein reserved shall be overdue and unpaid, or any other sum payable by Tenant to Landlord hereunder shall be overdue and unpaid, then Landlord may, at its option, apply any portion of said deposit to the payment of any such overdue rental or other sum. In the event of the failure of Tenant to keep and perform any of the other terms, covenants and conditions of this Lease to be kept and performed by Tenant, then the Landlord at its option may apply the Security Deposit, or so much thereof as may be necessary, to compensate the Landlord for loss, cost or damage sustained, incurred or suffered by Landlord due to such breach on the part of Tenant. Should the Security Deposit or any portion thereof be applied by Landlord as herein provided, Tenant shall, upon written demand of Landlord, remit to Landlord a sufficient amount in cash to restore the Security Deposit to the original sum deposited, and Tenant's failure to do so within five
(5) days after receipt of such demand shall constitute a Default under this Lease. Any remaining balance of the

Security Deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all of Tenant's obligations under this Lease have been fulfilled. Landlord hereby reserves the right to commingle Tenant's Security Deposit with any other accounts that it holds, and Tenant hereby consents thereto. Should Landlord choose to apply the Security Deposit against damages suffered by it, such application shall not establish or signify a waiver of any other rights or remedies of Landlord hereunder, nor shall such application constitute an accord and satisfaction.

     19.9 Landlord's Default. In the event of any default by Landlord, Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days (or such longer period as may be required in the exercise of due diligence) in which to cure any such default. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions. The term "Landlord" shall mean only the owner, for the time being, of the Property, and in the event of the transfer by such owner of its interest in the Property, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership. Notwithstanding any other provisions of this Lease to the contrary, Tenant shall look solely to Landlord's interest in the Property, and not to any other or separate business or non-business assets of Landlord, or any partner, shareholder, officers or representative of Landlord, for the satisfaction of any claim brought by Tenant against Landlord, and if Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and as a consequence of such default Tenant shall recover a money judgment against Landlord (which may include reasonable attorneys fees and court costs), such judgment shall be satisfied only (i) out of the proceeds of sale received upon levy against the right, title and interest of Landlord in the Property; and/or (ii) to the extent not encumbered by a secured creditor, out of the rents or other incomes receivable by Landlord from the property of which the Premises are a part. Further, in the event the owner of Landlord's interest in this Lease is at any time a partnership, joint venture or unincorporated association, Tenant agrees that the members or partners of such partnership, joint venture or unincorporated association shall not be personally or individually liable or responsible for the performance of any of Landlord's obligations hereunder.

     19.10 Repossession of the Premises. In the event that Landlord shall have taken possession of the Premises pursuant to the authority herein granted, then Landlord shall have the right to keep in place and use all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. Landlord shall also have the right to remove from the Premises (without the necessity of obtaining a distress warrant, writ of sequestration or other legal process and without being liable for prosecution or any claim for damages therefor) all or any portion of such furniture, fixtures, equipment and other property located thereon and place the same in storage at any place within the county in which the Premises is located or dispose of the same; and in such event, Tenant shall be liable to Landlord for costs incurred by Landlord in connection with such removal, storage and/or disposal and shall indemnify and hold Landlord harmless from all loss, damage, cost, expense and liability in connection with such removal, storage and/or disposal. Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") claiming to be entitled to possession thereof who presents to Landlord a copy of any instrument purporting to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity of said instrument and without the necessity of Landlord's making any investigation or inquiry as to the validity of the factual or legal basis upon which Claimant purports to act; and Tenant agrees to indemnify and hold Landlord harmless from all cost, expense, loss, damage and liability incident to Landlord's relinquishment of possession of all or any portion of such furniture, fixtures, equipment or other property to Claimant. Should Tenant abandon the Premises and leave property therein, Landlord may elect whether or not to accept the property, liquidate said property and apply the proceeds against any sums due and owing by Tenant, or to dispose of said property, and Tenant waives any claim to such property after any such abandonment. For purposes of the foregoing, Tenant shall be deemed to have abandoned its interest in such property if the same is not removed from the Premises by Tenant within ten (10) days after Landlord's proper demand that Tenant remove same, or within ten (10) days after expiration or earlier termination of this Lease, whichever first occurs.

     19.11 [Intentionally Deleted].

     19.12 Additional Remedies. The rights and remedies of Landlord herein stated shall be in addition to, and not in lieu of, any and all other rights and remedies which Landlord has or may hereafter have against Tenant or any other person or entity, at law or in equity; and Tenant stipulates and agrees that the rights herein granted Landlord are understood and have been expressly agreed to by Tenant.

     ARTICLE XX. MECHANICS' LIENS

     Tenant shall have no authority, express or implied, to create, place or suffer the creation or placement of any lien or encumbrance of any kind or nature whatsoever upon the Property and/or Premises, or in any manner to bind the interest of Landlord or Tenant in the Property and/or Premises, or to charge the Rent payable hereunder, for any claim in favor of persons and/or entities dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises with respect to which any lien is or can otherwise be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon, and Tenant further covenants that it will indemnify and hold Landlord harmless from and against any and all loss, liability, cost, damage and expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Property and/or Premises or under the terms of this Lease. Tenant shall discharge any such lien by payment or bonding within ten (10) days after the same has been filed, failing which Landlord shall have the right, but not the obligation, in addition to all other remedies herein provided, to discharge such lien at Tenant's expense and in such event Landlord's cost thereof, plus interest thereon at the lesser of eighteen percent (18%) per annum or the maximum rate permitted by law, shall be reimbursed by Tenant to Landlord upon demand as Additional Rent hereunder. Landlord and Tenant further agree that any repairs or improvements made by Tenant to the Premises shall be deemed authorized and ordered by the Tenant only, not the Landlord (although Landlord preserves any right contained herein to approve, consent to, or inspect such repairs or improvements).

     ARTICLE XXI. SURRENDER; HOLDING OVER

     Tenant shall deliver up and surrender to the Landlord possession of the Premises upon the expiration of the lease term, or its earlier termination for any reason, in as good condition and repair as the same shall be at the commencement of the Term (ordinary wear and tear excepted), shall deliver the keys to the Property manager, and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises. Upon such surrender by Tenant, should the Premises require any repairs which are the responsibility of the Tenant hereunder, Landlord shall have the right to make such repairs at Tenant's sole cost. In the event Tenant or any party claiming under Tenant remain in possession of the Premises or any part thereof after the expiration of this Lease without Landlord's consent, no tenancy or interest in the Premises will result, and such action shall result in unlawful detainer and that party shall be subject to immediate eviction and removal (provided that, during any such period of occupancy by Tenant after the date the Lease Term expires or terminates, Tenant shall be obligated to pay an occupancy charge to Landlord at a per diem rate equal to two hundred percent (200%) of the per diem Base Rent and Additional Rent which was in effect during the last month of the Lease
Term). In the event Tenant remains in possession of the Premises after the expiration of this Lease with Landlord's written consent but without the execution of a new lease, it shall be deemed to be occupying the Premises as a tenant from month to month at a rental equal to one hundred percent (100%) of the Base Rent herein provided and otherwise subject to all the conditions, provisions and obligations of this Lease, including, but not limited to, Tenant's obligation to pay its Proportionate Share of increases in Taxes, Insurance Costs and Common Area Costs, and other obligations constituting "Additional Rent" as set forth herein, adjusted as necessary or appropriate to make the same applicable to a month to month tenancy. Tenant hereby agrees that Tenant shall give to Landlord at least thirty (30) days written notice to quit the Premises. The foregoing shall not constitute Landlord's consent for Tenant to holdover. In the event Tenant remains in possession of the Premises after the expiration of this Lease without Landlord's consent, Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including without limitation the loss of any proposed subsequent tenant for any portion of the Premises.

     ARTICLE XXII. SUBORDINATION AND ATTORNMENT

     22.1 Subordination. This Lease is and shall be, without further action by any other party, subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter created upon the Premises or the Property, and to any renewals and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien hereafter placed upon the Premises or the Property, and Tenant agrees upon demand to execute such further instruments subordinating this Lease as Landlord may request, and upon any failure of Tenant to do so, without limitation of Landlord's remedies, Landlord shall have the right to execute the same as attorney-in-fact for Tenant.

     22.2 Attornment. In the event of any foreclosure sale or sales pursuant to the terms of any mortgages or deeds of trust or other security instruments now or hereafter constituting a lien upon or affecting the Property or any part thereof, by virtue of judicial proceedings or otherwise, this Lease shall, at the option of the mortgagee or beneficiary under the deed of trust or other security instrument, continue in full force and effect, and Tenant will, upon request, attorn to and acknowledge the foreclosure purchaser or purchasers at such sale, as Landlord hereunder.

     ARTICLE XXIII. [INTENTIONALLY DELETED]

     ARTICLE XXIV. NOTICES

     24.1 Requirements. Unless otherwise specified herein, wherever any notice is required or permitted hereunder such notice shall be in writing. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered, whether actually received or not, when deposited in the United States mail, postage prepaid, Certified or Registered Mail, Return Receipt Requested, addressed to the parties hereto at the respective addresses set out in Sections 1.1(b) and 1.1(d) above, or at such other addresses as they may have hereafter specified by hand or by written notice. Delivery by hand or by recognized overnight carrier (such as Federal Express) to the addresses set out in Sections 1.1(b) and 1.1(d), respectively, shall be deemed to satisfy the notice requirements of this Lease (effective upon the date of receipt or refusal of delivery). Any notice executed and delivered by Landlord's legal counsel (or any other authorized agent of Landlord) shall be fully effective as if the same had been executed and delivered by Landlord.

     24.2 Multiple Entities as Landlord and Tenant. If and when included within the term "Landlord" as used in this instrument there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term "Tenant" as used in this instrument there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant," respectively, shall be bound by notices and payments given in accordance with the provisions of this Article to the same effect as if each had received such notice or payment.

     ARTICLE XXV. ADMINISTRATIVE CHARGE; INTEREST ON PAST DUE AMOUNTS.

     25.1 Administrative Charge. In the event Tenant fails to pay to Landlord when due any installment of Rent or any other sum to be paid to Landlord which may become due hereunder, the parties acknowledge that Landlord will incur administrative expenses in an amount not readily ascertainable and which has not been elsewhere provided for herein between Landlord and Tenant. Accordingly, if Tenant should fail to pay to Landlord when due any installment of Rent or other sum to be paid hereunder, Tenant will pay Landlord on demand an administrative charge equal to the greater of (i) $100.00, or (ii) five percent (5%) of the past due amount. Failure to pay such administrative charge upon demand therefor shall constitute an Event of Default hereunder. Provision for such administrative charge shall be in addition to all other rights and remedies available to Landlord hereunder or at law or in equity and shall not be construed as liquidated damages or as a limitation on Landlord's remedies in any manner.

     25.2 Interest on Past Due Amounts. In addition to any administrative charges resulting from Tenant's failure to pay Rent or any other sums due hereunder in a timely fashion, Tenant agrees to pay interest upon any Rent or other sums due hereunder which are not paid on or before the due date, at an annual interest rate equal to the Prime Rate published from time to time by the Wall Street Journal, plus five percent (5%), or the maximum rate permitted by law, whichever is lesser (the "Default Rate"). Such interest shall be paid on a per diem basis from the date due until the date paid. If publication of the Wall Street Journal is discontinued, the parties agree that the Prime Rate in effect at the then largest commercial bank in the United States will be applicable.

     ARTICLE XXVI. [INTENTIONALLY DELETED]

     ARTICLE XXVII. [INTENTIONALLY DELETED]

     ARTICLE XXVIII. BANKRUPTCY

     In the event the estate created hereby shall be taken in execution or by other process of law, or if Tenant shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy act, or if a receiver or trustee of the property of Tenant shall be appointed by reason of Tenant's insolvency or inability to pay its debts, or if any assignment shall be made of Tenant's property for the benefit of creditors, then and in any of such events, Landlord may, at its option and in addition to any other remedy available to Landlord, terminate this Lease and all rights of Tenant hereunder by giving to Tenant written notice of the Landlord's election to terminate.

     In the event the trustee of the Tenant shall make timely affirmance of this Lease under the Bankruptcy Reform Act of 1978 or similar provisions of future laws, and continue in possession of the Demised Premises, it shall be the responsibility of the trustee to cure or make adequate assurance that all defaults under the provisions of this Lease shall be promptly cured, to fully compensate or provide adequate assurance of compensation for any and all losses suffered by Landlord, and to provide adequate assurance that all conditions of this Lease shall be performed in the future, including but not limited to:

         (a) Adequate assurance of the payment of rent and other consideration due under this Lease.

         (b) Assurance that the assumption or assignment will not breach substantially any provisions in this Lease, such as, but not limited to, the use provisions hereof, nor any provisions (such as exclusivity provisions) in other lease, financing, or master agreements affecting the Property.

         (c) That the Premises shall be used only in a manner consistent with the provisions of this Lease.

     In no event will Landlord be required to provide additional services or supplies under this Lease unless fully compensated by the trustee.

     In the event that any new insolvency or receivership should occur after the closing of the bankruptcy case, the Landlord may at its option, and in addition to any other remedy available to Landlord, terminate this Lease and all rights of the Tenant hereunder by giving to Tenant written notice of the Landlord's election to terminate.

     ARTICLE XXIX. MISCELLANEOUS

     29.1 No Partnership. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between Landlord and Tenant, it being understood and agreed that neither the method of computation of Rent, nor any other provisions contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

     29.2 Caption; Construction of Terms. The captions used herein are for convenience only and do not limit or amplify the provisions hereof. The language in all parts of this Lease shall in all cases be construed as a whole and according to its fair meaning, and not strictly for or against either Landlord or Tenant, and the construction of this Lease and any of its various provisions shall be unaffected by any argument or claim, whether or not justified, that it has been prepared, wholly or in substantial part, by or on behalf of Landlord or Tenant. Whenever herein the singular number is used, the same shall include the plural, and words of any gender shall include each other gender. If any provision of this Lease subjects any action, inaction, activity or other right or obligation of Tenant to the prior consent or approval of Landlord, Landlord shall be deemed to have the right to exercise its sole and unfettered discretion in determining whether to grant or deny such consent or approval, unless the provision in question states that Landlord's consent or approval "shall not be unreasonably withheld", in which event Landlord's consent shall be subject to Landlord's sole, but reasonable, discretion.

     29.3 No Waiver. One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act. No act or thing done by Landlord or Landlord's agent during the term of this Lease will be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender will be valid unless in writing signed by Landlord. The delivery of Tenant's keys to any employee or agent of Landlord will not constitute a termination of this Lease unless Landlord has entered into a written agreement to that effect. No payment by Tenant, nor receipt from Landlord, of a lesser amount than the rent and all other charges stipulated in this Lease will be deemed to be anything other than a payment on account of the earliest stipulated rent. No endorsement or statement on any check, or any letter accompanying any check or payment as rent, will be deemed an accord and satisfaction. Landlord will accept such check for payment without prejudice to Landlord's right to recover the balance of such rent or to pursue any other remedy available to Landlord.

     29.4 Time of the Essence; Force Majeure; Notice to Lender. Time is of the essence with respect to all provisions of this Lease. The foregoing notwithstanding, whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, inclement weather, permitting delays or any other causes of any kind whatsoever which are beyond the reasonable control of Landlord. At any time when there is outstanding a mortgage, deed of trust or similar security instrument covering Landlord's interest in the Premises, Tenant may not exercise any remedies for default by Landlord hereunder unless and until the holder of the indebtedness secured by such mortgage, deed of trust or similar security instrument (such party, a "Lender") shall have received written notice of such default and a reasonable time for curing such default shall thereafter have elapsed. Landlord and Tenant acknowledge that the Lender may change from time to time, and upon Landlord's execution of this Lease, Landlord will provide Tenant with the name and address of the current Lender, and notices to any and all Lender(s) shall be governed by the terms of Section 24.1, above.

     29.5 Quiet Enjoyment. Landlord agrees that if Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the continuance of this Lease have the peaceable and quiet enjoyment and possession of the Premises, without molestation, hindrance, or ejectment by Landlord or anybody claiming by, through or under Landlord.

     29.6 Amendment. No agreement shall be effective to change or modify this Lease in whole or in part unless such agreement is in writing and duly signed by the party against whom enforcement of such change or modification is sought.

     29.7 Waiver of Right of Redemption. To the fullest extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event Landlord obtains possession of the Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise. Additionally, to the fullest extent permitted by law, Tenant waives all homestead rights and exemptions which Tenant may have under any law as against any obligations occurring under this Lease.

     29.8 Brokers. Tenant warrants that it has had no dealing with any broker or agent in connection with the negotiation or execution of this Lease except for Growth Properties, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, other agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

     29.9 Estoppel Certificate. Tenant agrees to furnish from time to time when requested by Landlord, the holder of any deed of trust or mortgage or the lessor under any ground Lease covering all or any part of the Property or the improvements therein or the Premises or any interest of Landlord therein, a certificate signed by Tenant confirming and containing such factual certifications and representations deemed appropriate by Landlord, the holder of any deed of trust or mortgage or the lessor under any ground Lease covering all or any part of the Property or the improvements therein or the Premises or any interest of Landlord therein, and Tenant shall, within five (5) days following receipt of said certificate from Landlord, return a fully executed copy thereof to Landlord. In the event Tenant shall fail to return a fully executed copy of such certificate to Landlord within the foregoing five (5) day period, then Tenant shall be deemed to have approved and confirmed all of the terms, certifications and representations contained in such certificate. Tenant hereby irrevocably appoints Landlord as attorney-in-fact for the Tenant with full power and authority to execute and deliver in the name of Tenant such certificate if Tenant fails to deliver the same within such five (5) day period and such certificate as signed by Landlord shall be fully binding on Tenant. In addition to the foregoing, Tenant's failure to deliver an executed estoppel certificate within the five (5) day period set forth above shall constitute an Event of Default hereunder.

     29.10 Governing Law. The internal laws of the state in which the Premises is located shall govern the interpretation, validity, performance and enforcement of this Lease (without reference to choice of law principles).

     29.11 Benefit and Burden. The terms, provisions and covenants contained in this Lease shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors in interest and legal representatives except as otherwise herein expressly provided.

     29.12 Validity and Severability. Each provision of this Lease shall be construed in such manner as to give such provision the fullest legal force and effect possible. To the extent any provision herein (or part of such provision) is held to be unenforceable or invalid when applied to a particular set of facts, or otherwise, the unenforceability or invalidity of such provision (or part thereof) shall not affect the enforceability or validity of the remaining provisions hereof (or of the remaining parts of such provision), which shall remain in full force and effect, nor shall such unenforceability or invalidity render such provision (or part thereof) inapplicable to other facts in the context of which such provision (or part thereof) would be held legally enforceable and/or valid.

     29.13 Name of Project. Landlord reserves the right at any time to change any name by which the Property is designated.

     29.14 Tenant's Authority. If Tenant is a corporation or partnership, the officers or partners of Tenant (as the case may be) executing this Lease on Tenant's behalf hereby make the following warranties and representations upon which Landlord is relying in agreeing to lease the Premises to Tenant in accordance with the terms of this Lease:

         (i) that Tenant has been duly organized is validly existing and is in good standing in the State of Maryland;

         (ii) that Tenant has been duly qualified and is, as of the date hereof, in good standing to transact business in the state in which the Premises are located;

         (iii) that the officers or partners executing this Lease on Tenant's behalf have been duly authorized by all necessary corporate or partnership action to execute the same, and that upon the execution hereof this Lease shall be the valid and binding obligation of Tenant; and

         (iv) that the financial statements supplied by Tenant to Landlord on or before the date hereof are true and accurate in all respects, and that Tenant shall, at all times during the term hereof, maintain a net worth equal or greater than Tenant's net worth as disclosed in such financial statements.

     29.15 Lender Approval. This Lease and the obligations of the parties hereto are subject to the approval of the institutional lender financing Landlord's acquisition, construction and/or ownership of the Property, if any. Landlord shall forward an executed counterpart of this Lease to such institutional lender for its review and approval at the time of delivery of such lease to Landlord executed by Tenant, or at the time the initial acquisition and construction loan with respect to the Property is made, whichever last occurs. Landlord shall notify Tenant within two (2) business days after its receipt thereof, of whether such approval has been given or denied, and, if denied, the parties agree to attempt in good faith to negotiate any modifications hereto in order to make this Lease acceptable to such institutional lender. In the event the parties are unable to reach such an agreement, and such institutional lender continues to deny its approval, this Lease shall be deemed void ab initio.

     29.16 Attorneys' Fees. In any litigation between the parties arising out his Lease, and in connection with any consultants with counsel and other actions taken or notices delivered, in relation to a default by any party to this Lease, the prevailing party shall pay to the non-prevailing party all reasonable expenses and court costs including attorneys' fees incurred by the non-prevailing party, in preparation for and (if applicable) at trial, and on appeal. Such attorneys' fees and costs shall be payable upon demand.

     29.17 Independent Covenants. If Landlord shall commence any proceeding for nonpayment of Rent, or any other payment of any other kind to which Landlord may be entitled, or which it may claim hereunder, Tenant will not interpose any counterclaim or setoff of whatever nature or description (other than a compulsory counterclaim) in such proceedings. The parties hereto specifically agree that Tenant's covenants to pay Rent or any other payments required of it hereunder are independent of all other covenants and agreements herein contained. The foregoing shall not be construed as a waiver of Tenant's right to assert any such claim in a separate action brought by Tenant against Landlord.

     29.18 No Election of Remedies. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy at law or in equity to which it may be entitled, and all remedies herein provided are cumulative.

     29.19 Incorporation of Exhibits. All exhibits attached hereto, and any rider, addendum or special stipulations attached hereto, are incorporated herein by this reference and made a part of this Lease.

     29.20 Full Execution/No Offer. This Lease shall not be effective, and no leasehold or other agreement shall be deemed or construed to have been created between Landlord and Tenant, until such time as this Lease has been fully executed by both Landlord and Tenant, and a fully executed original has been delivered from Landlord to Tenant. Delivery to Tenant of drafts of this Lease by Landlord or agents of Landlord shall in no way constitute the making of an offer to lease, or any other offer, by Landlord to Tenant, and Landlord shall not be bound by any terms or provisions sets forth in such drafts, even if the draft in question was prepared by Landlord or its agents and signed by Tenant or bound in any other way relating to the Premises or otherwise, unless and until the same has been duly executed and delivered by both Landlord and Tenant.

     29.21 Waiver of Jury Trial. Landlord and Tenant hereby expressly waive trial by jury in any action, proceeding or counterclaim, brought by either of them against the other, on any claim or matter whatsoever arising out of or in any way connected with this Lease, their relationship as landlord and tenant, Tenant's use and occupancy of the Premises and/or any claim of injury or damage.

     29.22 Rules Against Perpetuities. If and to the extent that any of the options, rights and privileges granted to Tenant under the provisions of this Lease would, in the absence of the limitation imposed by this Section, be invalid or unenforceable as being in violation of the rule against perpetuity or any other rule of law relating to the vesting of interests in property or the suspension of the power of alienation of property, then it is agreed that notwithstanding any other provision of this Lease, said options, rights and privileges, subject to the respective conditions governing the exercise of such options, rights and privileges, shall be exercisable by Tenant only during a period which shall end no later than twenty (20) years after the date of execution of this Lease.

     29.23 Other Tenants. Landlord reserves the absolute right to enter into such other leases and tenancies in the Property as Landlord shall determine in the exercise of its sole discretion. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or occupant or number of tenants or occupants, or types or mix of tenants or occupants shall during the lease term occupy any space in the Property or that the Property is maintained, managed or otherwise operated in any particular style such as by way of example and not in any way in limitation, as a first-class Property.

     29.24 Landlord Action. If at any time during the term hereof, Tenant requests, or causes any other individual or entity to request, the review, consent, approval or the performance by Landlord of any other action not specifically set forth as an obligation of Landlord under this Lease including, without limitation, the preparation or execution of any legal documentation (collectively, "Landlord

Action"), Tenant shall promptly reimburse Landlord for any and all cost and expenses (including, without limitation, reasonable attorneys' fees) incurred by Landlord in relation to Landlord Actions. Tenant agrees that Landlord may make the performance of any Landlord Action conditioned upon the prior reimbursement by Tenant of such costs and expenses.

     29.25 Acceptability of the Premises for Permitted Use. By its entry into this Lease, Tenant represents and acknowledges to Landlord that Tenant has satisfied itself as to the use which it is permitted to make of the Premises and has inspected the Premises, and the streets, sidewalks, curbs, utilities and access ways contiguous to or adjoining the same, that the same are acceptable to Tenant for use by Tenant for the Permitted Use pursuant to this Lease, in the condition or state in which they are now found and that Landlord has made no express or impled warranty, representation or covenant to or with Tenant with respect to the same, other than as may be expressly set forth in this Lease. All of the terms, covenants and conditions of this Lease are in all respects subject and subordinate to all zoning restrictions affecting the Premises, and the Building and Property in which they are located, and Tenant agrees to be bound by all such restrictions. Landlord further does not warrant that any license(s), permit(s) or other approval(s) which may be required for the business to be conducted by Tenant upon the Premises will be granted, or, if granted, will be continued in effect or renewed, and any failure to obtain such license(s), permit(s) or approval(s), or any revocation thereof or failure to renew the same, shall not release or discharge Tenant from any or all of its obligations under this Lease.

THIS LEASE IS THE COMPLETE AGREEMENT BETWEEN THE PARTIES HERETO. TENANT SHOULD NOT RELY UPON, AND LANDLORD IS NOT BOUND BY, ANY PROMISES, STATEMENTS OR REPRESENTATIONS, WHETHER WRITTEN OR ORAL, NOT CONTAINED IN THIS LEASE.

THE PARTY OR PARTIES SIGNING THIS LEASE ON BEHALF OF TENANT ACKNOWLEDGE THAT HE, SHE OR THEY HAVE READ THIS LEASE, COMPLETELY UNDERSTAND THE RIGHTS AND LIABILITIES OF TENANT HEREUNDER, HAVE BEEN GIVEN THE OPPORTUNITY TO SEEK THE ADVICE OF COUNSEL, AND HEREBY KNOWINGLY AND VOLUNTARILY EXECUTE THIS INSTRUMENT.

     EXECUTED BY TENANT, this 22 day of January, 1997.

Attest/Witness:                     TENANT:

                                    CREDITRUST CORPORATION


Name:                               By: /s/ Joseph K. Rensin
     ------------------------          -------------------------
Title:                              Title: President
     ------------------------            -----------------------

Name:
    -------------------------
Title:
     ------------------------


     EXECUTED BY LANDLORD, this 22 day of January, 1997.

Attest/Witness:                     LANDLORD:

Name:                               A & E PARTNERS, L.P.
    -------------------------       By: Emmes Meadows Corp., General Partner
Title:
     ------------------------

Name:                               By: /s/ Andrew Davidoff
     ------------------------          -------------------------
Title:                              Title: Vice President
     ------------------------            -----------------------

6854-6

11/94



                                    EXHIBIT A

                       PROPERTY SITE PLAN SHOWING PREMISES

                                [To Be Attached]

11/94



                                    EXHIBIT B

                        LEGAL DESCRIPTION OF THE PROPERTY

                                [To Be Attached]

11/94



                                   EXHIBIT C-1

                                 APPROVED PLANS

                                [To Be Attached]

11/94



                                   EXHIBIT C-2

                  JAID GROUP ELEVATION DRAWINGS RE LANDSCAPING

                                [To Be Attached]



6854-6